OFFICE LEASE

                      SUN LIFE ASSURANCE COMPANY OF CANADA

                                   "LANDLORD"

                                      WITH

                                COST-U-LESS, INC.

                                    "TENANT"

                          BUILDING: THE DELPHI BUILDING
                                    SUITE 110

                            DATED: November 18, 2003

                                  OFFICE LEASE

     THIS OFFICE LEASE ("Lease") is made and entered into as of the 18 day of November, 2003, by and between Sun Life Assurance Company of Canada, a Canada corporation ("Landlord"), and Cost-U-Less, Inc., a Washington corporation ("Tenant"). In consideration of this Lease, Landlord and Tenant covenant and agree as follows:

                           SECTION 1: BASIC PROVISIONS

     This Section contains the basic lease provisions between Landlord and Tenant.

     A.   BUILDING:            The Delphi Building, 3633 - 136th Place SE,
                               Bellevue, Washington (the "Building"), located on the real property legally described on Exhibit A attached hereto (the "Property").

     B.   PREMISES:            Suite 110 in the Building as outlined or
                               crosshatched on Exhibit B.

     C.   COMMENCEMENT DATE:   April 1, 2004, or later subject to Section 3.

     D.   EXPIRATION DATE:     Sixty (60) months from the Commencement Date
                               subject to Section 3.

     E.   RENTABLE AREA:       The rentable area of the Premises shall
                               conclusively be deemed 9,305 square feet, and the rentable area of the Building shall conclusively be deemed 69,489 square feet, for purposes of this Lease, subject to Section 31(M).

     F.   TENANT'S SHARE:      13.39%, subject to Section 4 and Section 31(M).

     G.   BASE RENT:           From the Commencement Date through the Expiration
                               Date, as further described in Sections 3 and 4, as follows:

                                      MONTH(S)                  MONTHLY BASE RENT
                                      --------                  -----------------
                               Months One (1), Two (2)        $0.00 per month (Gratis)
                               and Three (3)

                               Month Four (4) through         $14,732.92 per month
                               Month Twelve (12)

                               Month Thirteen (13) through    $15,508.33 per month
                               Month Twenty Four (24)

                               Month Twenty Five (25)         $16,283.75 per month
                               through Month Thirty Six
                               (36)

                               Months Thirty Seven (37)       $0.00 per month (Gratis)
                               and Thirty Eight (38)

                                      MONTH(S)                  MONTHLY BASE RENT
                                      --------                  -----------------
                               Month Thirty Nine (39)         $17,059.17 per month
                               through Month
                               Forty Eight (48)

                               Month Thirty Nine (49)         $17,834.58 per month
                               through Month Forty Eight
                               (60)

     H.   ADDITIONAL RENT:     Tenant shall pay Tenant's Share of Taxes and
                               Tenant's Share of Expenses in excess of such amounts for the calendar year 2004 (the "Base
                               Year") as further described in Section 4.

     I.   PERMITTED USE:       Offices, subject to Section 8.

     J.   DEPOSITS:            Prepaid rent is $17,834.58 via check upon lease
                               execution to be applied towards the last month's rent.

     K.   PARKING:             Tenant shall be granted the right to use, in
                               common with other building tenants, free parking for 33 spaces in the building's surface parking lot. An additional 4 spaces shall be covered, reserved and at no charge for the duration of the initial term. Any additional reserved parking required by tenant shall be on a first-come, first serve basis and subject to then market rates. All parking is subject to the Rules
                               (defined below).

     L.   BROKER (IF ANY):     Broderick Group, who shall be paid by Landlord,
                               subject to Section 25.

     M.   GUARANTOR(S):        None.

     N.   RIDERS/EXHIBITS:     In addition to Exhibit A (Property), Exhibit B
                               (Premises), Exhibit C (Work Letter Agreement), and Rider One (Rules), this Lease includes: Rider
                               Two (Option Addendum), Rider Three (Landlord's
                               Disclaimer & Waiver).

     O.   LANDLORD'S NOTICE ADDRESS (SUBJECT TO SECTION 24):

          Sun Life Assurance Company of Canada
          c/o UNICO Properties, Inc.
          10900 NE 4th Street, Suite 800
          Bellevue, WA  98004

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

     P.   TENANT'S NOTICE ADDRESS (SUBJECT TO SECTION 24):

          Until the Commencement Date:

          Cost-U-less, Inc.
          Preston, WA  98006
          Attention: _______________________

          On and After the Commencement Date:

          Cost-U-Less, Inc.
          3633 - 136th Place SE, Suite 110
          Bellevue, WA  98004
          Attention: Jeff Meder

     Q.   RENT PAYMENTS:       Rent shall be paid to "Sun Life Assurance Company
                               of Canada c/o Unico Properties, Inc." at 10900 NE
                               4th Street, Suite 800, Bellevue, WA 98004 or such other parties and addresses as to which Landlord shall provide advance notice.

     The foregoing provisions shall be interpreted and applied in accordance with the other provisions of this Lease. The terms of this Section, and the terms defined in Section 31 and other Sections, shall have the meanings specified therefor when used as capitalized terms in other provisions of this Lease or related documentation (except as expressly provided to the contrary therein).

                 SECTION 2: PREMISES AND PREPARATION OF PREMISES

     A. PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises subject to the provisions herein contained. Tenant has inspected the Premises (and portions of the Building providing access to or serving the Premises) or has had an opportunity to do so, and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements unless expressly provided under this Lease and in the attached Exhibit C. Tenant further acknowledges that Landlord has not made any representation or warranty (express or implied) with respect to the condition or suitability of the Premises, Building or Property for Tenant's purposes or any particular purpose.

     B. PREPARATION OF PREMISES. The obligations of Landlord and Tenant to perform work and supply materials and labor to prepare the Premises for Tenant's occupancy shall be as set forth in Exhibit C attached hereto and incorporated herein. Landlord's obligation, if any, for completion of the Premises ("Landlord's Work") shall be defined and limited by said Exhibit C, and Landlord shall not be required to furnish or install any item not indicated thereon; provided, however, Landlord warrants to Tenant that all Landlord's Tenant Improvement Work shall be performed in a workmanlike manner and conform to applicable industry standards. Any

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

additional alterations or improvements to the Premises beyond those set forth on Exhibit C shall be at Tenant's sole cost and expense and subject to all provisions of Section 10, including without limitation the prior approval of Landlord. Taking possession of the Premises by Tenant shall be conclusive evidence the Premises were, on that date, in good, clean and tenantable condition and delivered in accordance with this Lease, unless set forth otherwise in a mutually agreed upon written "punch list".

                          SECTION 3: TERM AND COMMENCE

     A. TERM AND CONFIRMATION. The term ("Term") of this Lease shall commence on the Commencement Date and end on the Expiration Date as specified in Section 1 above, unless sooner terminated as provided herein, subject to adjustment as provided below and the other provisions hereof. Tenant shall execute a confirmation of the Commencement Date, the Expiration Date and other matters in such form as Landlord may reasonably request within twenty (20) days after requested (but nothing herein shall require Landlord to so request); any failure to respond within such time shall be deemed an acceptance of the matters as set forth in Landlord's confirmation.

     B. ADJUSTMENTS TO COMMENCEMENT AND EXPIRATION. It is acknowledged that the Commencement Date specified in Section 1 is an estimated date. This Lease shall commence on the Commencement Date specified in Section 1 if Landlord's Tenant Improvement Work, if any, is "substantially completed" (as that term is used in the construction industry) by such date but otherwise the Commencement Date shall be adjusted to be the first to occur of the following events: (i) the date Landlord provides Tenant notice that Landlord's Tenant Improvement Work is substantially complete; (ii) the date on which Tenant takes possession or commences beneficial occupancy of the Premises for the purpose of commencing business operations; or (iii) if substantial completion of Landlord's Work is delayed in whole or in part due to Tenant's unreasonable acts or omissions, excluding force majeure, then the date determined by Landlord as the date upon which Landlord's Tenant Improvement Work would have been substantially completed, but for Tenant's acts or omissions. In no event shall Landlord have any liability for loss or damage to Tenant resulting in any delay in the Commencement Date, nor shall Tenant have any right to terminate this Lease, and Tenant's sale recourse shall be the postponement of Rent and other obligations until the Commencement Date is established as set forth above. The term of this Lease is 60 months and if the Commencement Date is delayed pursuant to this Section, the Expiration Date shall be the date which is the day prior to the last day of the 60th month following the Commencement Date. Landlord shall use commercially reasonable efforts to facilitate Tenant's Tenant Improvement Work wherever possible.

     C. EARLY ENTRY. On approximately March 1, 2004 following the existing tenant's vacation of the Premise, Tenant shall be entitled to enter the Premises for fixturing and move-in purposes provided (i) Tenant shall not interfere with Landlord's completion of Landlord's Tenant Improvement Work, if any, and shall coordinate its activities and comply with Landlord's directives, (ii) all provisions of this Lease other than those relating to payment of Rent shall apply to any such pre-commencement entry (including without limitation all insurance, Indemnity and freedom from lien provisions), and (iii) if Tenant beneficially occupies the Premises (or any part thereof) or commences business operations from the Premises (or any part

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

thereof) during such period, then the Commencement Date (and obligation to pay
Rent) shall be deemed advanced to the date Tenant so occupies the premises, provided, the mere moving of furniture and equipment into the Premises shall not be deemed commencement of business operations or other beneficial occupancy as those terms are used in this Section 3(C).

     D. EARLY TERMINATION. Notwithstanding anything in this Lease to the contrary, and provided Tenant is not in material default of this Lease beyond applicable cure periods at the time of its exercise and as of the date of the early termination, Tenant shall have the right to terminate this Lease as of the last day of the thirty-sixth (36th) month of the Lease Term by giving Landlord irrevocable written notice of its intent to so terminate at least Twelve (12) months prior to the early termination date. In the event Tenant exercises its right to terminate the Lease early as set forth herein, Tenant shall pay to Landlord, in addition to any other sums owing Landlord hereunder, the unamortized portion of 1. improvements made to the Premises pursuant to Section 2(B) and Exhibit C, and 2. leasing commissions paid by Landlord on account of this Lease. The cost of said improvements and leasing commissions shall be equally amortized over sixty (60) months of the Lease on a straight-line basis and said cost shall be provided to Tenant within a reasonable amount of time following Commencement. Within ninety (90) days of Tenant's notice to Landlord to terminate early, Landlord shall provide Tenant notice of the unamortized amount that will be owing on account of the early termination. Tenant shall pay such amount to Landlord, in full, on or before thirty (30) days prior to the early termination date. Failure by Tenant to timely pay such amount, to timely exercise its notice, or to timely satisfy all other conditions of this Section 3(D) shall invalidate Tenant's notice to terminate early and this Lease shall continue in full force and effect for the entire Lease Term.

                    SECTION 4: BASE RENT AND ADDITIONAL RENT

     A. BASE RENT. Subject to adjustment for expenses, taxes and required capital expenditures as set forth in this Section 4, Tenant shall pay Landlord the monthly Base Rent set forth in Section 1 in advance on or before the first day of each calendar month during the Term; provided, Tenant shall pay Base Rent for the first full calendar month for which Base Rent shall be due (and any initial partial month) when Tenant executes this Lease.

     B. TAXES AND EXPENSES. Tenant shall pay Landlord "Tenant's Share of Taxes" and "Tenant's Share of Expenses" in the manner described below. All such charges shall be deemed to constitute "Additional Rent" which shall be deemed to accrue uniformly during the calendar year in which the payment is due.

          (i)   During each calendar year after the Base Year Identified in
Section 1(H) above, Tenant agrees to pay as "Additional Rent" for the Premises, "Tenant's Share" (defined below) of all increases in Taxes and Expenses incurred by Landlord in the operation of the Building and Property, over the amount of the Property Taxes and Expenses Incurred by Landlord in the operation of the Building and Property during the Base Year. For purposes of this Lease, "Tenant's Share" shall mean the ratio between the rentable area of the Premises and the rentable area of the Building. Tenant's Share, calculated based on the initial square foot area of the Premises, is set forth in Section 1(F) above, and is subject to adjustment as set forth in Section 31 (M).

          (ii) Prior to or promptly after the commencement of each calendar year following the Base Year, Landlord shall give Tenant a written estimate of the anticipated increases in Taxes and Expenses over the Base Year and Tenant's Share of such increases. Tenant shall pay such estimated amount to Landlord in equal monthly installments, in advance, without deduction or offset, on or before the first day of each calendar month, with the monthly installment of Base Rent payable Section 4(A) above. After the end of each calendar year, Landlord shall furnish to Tenant a statement showing in reasonable detail the actual increases over the Base Year in the Taxes and Expenses incurred by Landlord during the applicable calendar year and Tenant's Share thereof. If the statement shows Tenant's Share of the actual increases exceeds the amount of Tenant's estimated payments, within thirty (30) days after receiving the statement, Tenant shall pay the amount of the deficiency to Landlord. If the statement shows Tenant has overpaid, the amount of the excess shall be credited against installments next coming due under this Section 4; provided, however upon the expiration or earlier termination of the Lease Term, if Tenant is not then in default under this Lease, Landlord shall refund the excess to Tenant.

          (iii) If at any time during any calendar year of the Lease Term (other than the Base Year) the Taxes applicable to the Building and Property change and/or any information used by Landlord to calculate the estimated Expenses changes, Tenant's estimated share of such Taxes and/or Expenses, as applicable, may be adjusted accordingly effective as of the month in which such changes become effective, by written notice from Landlord to Tenant of the amount or estimated amount of the change, the month in which effective, and Tenant's Share thereof. Tenant shall pay such increase to Landlord as a part of Tenant's monthly payments of estimated Taxes or Expenses as provided above, commencing with the month following the month in which Tenant is notified of the adjustment.

          (iv) For purposes of this Lease, the term" Expenses" means all costs of and expenses paid or incurred by Landlord for maintaining, operating, repairing, replacing and administering the Building and Property, including all common areas and facilities and Systems and Equipment, and shall include the following costs by way of illustration but not limitation: water and sewer charges; insurance premiums; license. permit, and inspection fees; heat; light; power; steam; janitorial and security services; labor; salaries; air conditioning; landscaping; maintenance and repair of driveways and surface areas; supplies; materials; equipment; tools; the cost of capital replacements (as opposed to capital improvements); the cost of any capital improvements or modifications made to the Building by Landlord that are intended to reduce Expenses, are required under any Laws not applicable to the Building or Property or not in effect at the time the Building was constructed, or are made for the general benefit and convenience of ail tenants of the Building; all property management costs, including office rent for any property management office and professional property management fees; legal and accounting expenses; and all other expenses or charges which, in accordance with generally accepted management practices would be considered an expense of maintaining, operating, repairing, replacing or administering the Building or Property. Capital costs included in Expenses shall be amortized over such reasonable period as Landlord shall determine with a return on capital at the current market rate per annum on the unamortized balance or at such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital replacements or improvements.

          (v) For purposes of this Lease, the term "Taxes" means all real estate taxes or personal property taxes and other taxes, surcharges and assessments, unforeseen as well as foreseen, which are levied with respect to the Building and Property and any improvements, fixtures and equipment and other property of Landlord, real or personal, located in the Building or on the Property and used in connection with the operation of the Building or Property and any tax, surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes, other than taxes covered in
Section 15. The term "Taxes" shall also include any rental, excise, sales, transaction, privilege, or other tax or levy, however denominated, imposed upon or measured by the rental reserved hereunder or on Landlord's business of leasing the Premises, excepting only net income, inheritance, gift and franchise taxes.

          (vi) Notwithstanding anything to the contrary contained above, as to each specific category of expense which one or more tenants of the Building, at Landlord's sole discretion, either pays directly to third parties or specifically reimburses to Landlord (e.g., separately metered utilities, separately contracted janitorial service, property taxes directly reimbursed to Landlord, etc.) such tenant(s) payments with respect thereto shall not be included in Expenses for purposes of this Paragraph 3, but Tenant's Share of each of such category of expense shall be adjusted by excluding from the denominator thereof the rentable area of all such tenants paying such category of expense directly to third parties or reimbursing the same directly to Landlord. Tenant shall not enter into separate contracts to provide any specific utility or service normally provided by the Building, without Landlord's prior written consent in Landlord's sale discretion. Moreover, if Tenant pays or directly reimburses Landlord for any such category of expense (which shall only be Landlord's prior consent), such category of expense shall be excluded from the determination of Expenses for Tenant to the extent such expense was incurred with respect to space in the Building actually leased to or occupied by other Tenants.

     C. PRORATIONS. If the Term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, the Base Rent and any other amounts payable on a monthly basis shall be prorated on a per diem basis for such partial calendar months. If the Base Rent is scheduled to increase under Section 1 other than on the first day of a calendar month, the amount for such month shall be prorated on a per diem basis to reflect the number of days of such month at the then current and increased rates, respectively. If the Term commences other than on January 1, or ends other than on December 31, Tenant's obligations to pay amounts under this
Section 4 towards Taxes and Expenses for such first or final calendar years shall be prorated on a per diem basis to reflect the portion of such years Included in the Term.

     D. PAYMENTS AFTER LEASE TERM ENDS. Tenant's obligations to pay its share of Taxes and Expenses (or any other amounts) as provided in this Lease accruing during, or relating to, the period prior to expiration or earlier termination of this Lease, shall survive such expiration or termination. Landlord may reasonably estimate all or any of such obligations within a reasonable time before, or anytime after, such expiration or termination. Tenant shall pay the full amount of such estimate, and any additional amount due after the actual amounts are determined, in each case within ten (10) days after Landlord sends a statement therefor. If the actual amount is less than the amount Tenant pays as an estimate, Landlord shall refund the difference within thirty (30) days after such determination is made.

     E. LANDLORD'S ACCOUNTING PRACTICES AND RECORDS. Unless Tenant takes exception by notice to Landlord within thirty (30) days after Landlord provides any statement to Tenant for any item of Additional Rent, such statement shall be considered final and binding on Tenant (except as to additional Expenses or Taxes not then known or omitted by error). If Tenant takes exception by notice within such time, Landlord may seek confirmation from Landlord's independent certified public accountant as to the proper amount of Taxes and Expenses determined in accordance with generally accepted accounting principles. In such case: (i) such confirmation shall be considered final and binding on both parties (except as to additional expenses or taxes not then known or omitted by error), and (ii) Tenant shall pay Landlord for the cost of such confirmation, unless it shows that Taxes and Expenses were overstated by at least five percent (5%). Pending resolution of any such exceptions, Tenant shall pay all amounts shown on such Landlord's statement, subject to credit, refund or additional payment after any such exceptions are resolved.

     F. GENERAL PAYMENT MATTERS. Base Rent, Additional Rent which Includes without limitation Tenant's Share of Taxes, Tenant's Share of Expenses and any other amounts which Tenant is or becomes obligated to pay Landlord under this Lease or other agreement entered in connection herewith, are sometimes herein referred to collectively as "Rent," and all remedies applicable to the non-payment of Rent shall be applicable thereto. Rent shall be paid in good funds and legal tender of the United States of America without prior demand, deduction, recoupment, set-off or counterclaim, and without relief from any valuation or appraisement laws. Rent obligations hereunder are independent covenants, in addition to all other Landlord remedies (i) any Rent not paid by Tenant when due shall accrue interest from the due date at the Default Rate until payment is received by Landlord and (ii) in addition to such interest. Tenant shall pay Landlord a service charge of two hundred fifty dollars ($250.00) or five percent (5%) of the delinquent amount, whichever is less, if any portion of Rent is not received within five (5) days after the due date except Landlord shall allow Tenant up to two (2) delays of not more than 10 days to occur within the first year of tenancy with no penalty. No delay by Landlord in providing any Rent statement to Tenant shall be deemed a default by Landlord or a waiver of Landlord's right to require payment of Tenant's obligations hereunder including those for actual or estimated taxes, expenses or capital expenditures. In no event shall a decrease in Taxes or Expenses ever decrease the monthly Base Rent or give rise to a credit in favor of Tenant. Landlord may apply payments received from Tenant to any obligations of Tenant then accrued, without regard to such obligations as may be designated by Tenant.

                           SECTION 5: QUIET ENJOYMENT

     Landlord agrees that if Tenant timely pays the Rent and performs the terms and provisions hereunder, Tenant shall hold the Premises during the Term, free of lawful claims by any party acting by or through Landlord, subject to all other terms and provisions of this Lease.

                        SECTION 6: UTILITIES AND SERVICES

     A. STANDARD LANDLORD UTILITIES AND SERVICES. Provided Tenant is not in default of this Lease, Landlord shall provide Tenant the following utilities and services:

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          (i)   Elevator service during normal business hours of the Building and the service of at least one elevator during all other hours.

          (ii) Heating and cooling to maintain a temperature condition which in Landlord's judgment provides for comfortable occupancy of the Premises under normal business operations from 6 a.m. to 6 p.m. daily, except for Saturdays, Sundays and those legal holidays generally observed in the State of Washington, provided Tenant complies with Landlord's instructions regarding use of drapes and thermostats and Tenant does not utilize heat generating machines or equipment which affect the temperature otherwise maintained by the air cooling system. Upon request Landlord shall make available at Tenant's expense after hours heat or air-cooling. The minimum use of after hours heat or air cooling and the cost thereof shall be determined by Landlord and confirmed in writing to Tenant, as the same may change from time to time. Landlord's current rate as of the date of this Lease for such after hours heat or air-cooling is Fifteen and no/100 Dollars ($15.00) per hour.

          (iii) Water for drinking, lavatory, and toilet purposes.

          (iv) Electricity for building standard lighting and operation of low power usage office machines in quantities usually furnished by Landlord to tenants in the Building for general office use. Low power usage machines are typewriters, desktop calculators, desk top computer terminals and similar equipment with similar power requirements which operate on 110-volt circuits.

          (v) Janitorial service. Janitorial service as customary for comparable buildings within the Bellevue I-90 corridor market which includes daily vacuum cleaning of carpets and cleaning of Building standard vinyl composition tile, but no other services with respect to carpets or non-standard floor coverings.

          (vi) Maintain the windows, doors, floors and walls (exclusive of coverings), ceilings, plumbing and plumbing fixtures, and electrical distribution system and lighting fixtures in good condition and repair, except for damage caused by Tenant, its employees, agents, invitees or visitors, except that such service will not be provided as to any of the foregoing items that are not standard for the Building.

          (vii) Replacement of burned out fluorescent tubes in light fixtures which are standard for the Building. Burned out bulbs, tubes or other light sources in fixtures which are not standard for the Building will be replaced by Landlord at Tenant's expense.

     B. INTERRUPTIONS. Landlord shall use reasonable diligence to remedy an interruption in the furnishing of such services and utilities. If, however, any governmental authority imposes regulations, controls or other restrictions upon Landlord or the Building which would require a change in the services provided by Landlord under this Lease, Landlord may comply with such regulations, controls or other restrictions, including without limitation, curtailment, rationing or restrictions on the use of electricity or any other form of energy serving the Premises. Tenant will cooperate and do such things as are reasonably necessary to enable Landlord to comply with such regulations, controls or other restrictions.

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

     C. NON-STANDARD USAGE. Whenever heat generating machines or equipment or lighting other than building standard lights are used in the Premises by Tenant which affect the temperature otherwise maintained by the air cooling system, Landlord shall have the right to install supplementary air cooling units in the Premises, and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon billing by Landlord. Landlord may impose a reasonable charge for utilities and services, including without limitation, air cooling, electric current and water, required to be provided the Premises by reason of, (a) any substantial recurrent use of the Premises at any time other than the hours of 7:00 a.m. to 6:00 p.m., Monday through Friday, (b) any use beyond what Landlord agrees to furnish as described above, (c) electricity used by equipment designated by Landlord as high power usage equipment or (d) the installation, maintenance, repair, replacement or operation of supplementary air cooling equipment, additional electrical systems or other equipment required by reason of special electrical, heating, cooling or ventilating requirements of equipment used by Tenant at the Premises. High power usage equipment includes without limitation, data processing machines, punch card machines, computers and machines which operate on 220-volt circuits. Tenant shall not install or operate high power usage equipment on the Premises without Landlord's prior written consent, which may be refused unless (i) Tenant confirms in writing its obligation to pay the additional charges necessitated by such equipment and such equipment does not adversely affect operation of the Building, and (ii) the Building electrical capacity to the floor(s) containing the Premises will not be exceeded. At Landlord's option, separate meters for such utilities and services may be installed for the Premises and Tenant upon demand therefor, shall immediately pay Landlord for the installation, maintenance, repair and replacement of such meters.

     D. LIMITATION. Landlord does not warrant that any of the services and utilities referred to above will be free from interruption. Interruption of services and utilities shall not be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof or render Landlord liable to Tenant for damages or loss of any kind, or relieve Tenant from performance of Tenant's obligations under this Lease.

     E. UTILITY PROVIDERS. Notwithstanding anything to the contrary in this Lease, Landlord shall have the sole, exclusive and absolute right to determine, select and contract with utility company or companies that will provide electricity and other basic utility service to the Building, Property and Premises. If permitted by law, during the Term of this Lease, Landlord shall have the right at any time, and from time to time, to either contract for services from a different company or companies providing electricity or other basic utility service (each such company hereinafter an "Alternate Service Provider") or continue to contract for service from the service provider(s) that is providing such utility service to the Building, Property or Premises at the Commencement Date (each the "Existing Service Provider"). Tenant shall cooperate with Landlord, the Existing Service Provider and any Alternate Service Provider at all times and, as reasonably necessary, shall allow Landlord, the Existing Service Provider and any Alternate Service Provider access to the Building's utility lines, plumbing, feeders, risers, wiring, and any other machinery or utility access ways within the Premises.

                               SECTION 7: DEPOSITS

     A. SECURITY DEPOSIT. Upon execution of this Lease, Tenant shall deposit a security deposit (if any) in the amount set forth in Section 1 with Landlord. If Tenant is in default, Landlord can use the security deposit or any portion of it to cure the default or to compensate Landlord for any damages sustained by Landlord resulting from Tenant's default. Upon demand, Tenant shall immediately pay to Landlord the sum equal to the portion of the security deposit expended or applied by Landlord to restore the security deposit to its full amount. In no event will Tenant have the right to apply any part of the security deposit to any Rent or other sums due under this Lease. If Tenant is not in default at the expiration or termination of this lease, Landlord shall return the security deposit to Tenant within fifteen days after such expiration or termination date. Landlord's obligations with respect to the deposit are those of a debtor and not of a trustee, and Landlord can commingle the security deposit with Landlord's general funds. Landlord shall not be required to pay Tenant interest on the deposit. Landlord shall be entitled to immediately endorse and cash Tenant's prepaid deposit; however, such endorsement and cashing shall not constitute Landlord's acceptance of this Lease. In the event Landlord does not accept this Lease, Landlord shall return said prepaid deposit immediately.

                 SECTION 8: USE, COMPLIANCE WITH LAWS AND RULES

     A. USE OF PREMISES AND COMPLIANCE WITH LAWS. Tenant shall use the Premises solely for the purposes set forth in Section 1 and for no other purpose without obtaining the prior written consent of Landlord, which shall not be unreasonably withheld for uses consistent with Landlord's then existing use criteria for the Building. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or with respect to the suitability of the Premises or the Building for the conduct of Tenant's business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises or the Building, except as provided in writing in this Lease. Tenant acknowledges that Landlord may from time to time, at its sole discretion, make such modifications, alterations, repairs, deletions or improvements to the Building or Property as Landlord may deem necessary or desirable, without compensation or notice to Tenant, provided that such alterations, repairs, deletions or improvements shall not materially adversely affect Tenant's use of the Premises during normal daytime business hours and in no event shall Landlord be liable for any consequential damages. Tenant shall promptly comply with all Laws affecting the Premises and the Building, as well as the Rules (defined below), and to any reasonable modifications to the Rules as Landlord may adopt from time to time that do not materially affect Tenant's originally intended use of the Premises. Tenant acknowledges that, except for Landlord's obligations pursuant to Sections 9 and 3D, Tenant is solely responsible for ensuring that the Premises comply with any and all Laws applicable to Tenant's use of and conduct of business on the Premises, and that Tenant is solely responsible for any alterations or improvements to the Premises that may be required by such Laws, now existing or hereafter adopted. Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything in the Premises that will in any way increase the premiums paid by Landlord on its insurance related to the Building or which will in any way increase the premiums for fire or casualty insurance carried by other tenants in the Building. Tenant will not perform any act or carry on any practices that may injure the Premises or the Building that may be a nuisance or

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menace to other tenants in the Building or that shall in any way interfere with the quiet enjoyment of such other tenants. Tenant shall not do anything on the Premises which will overload any existing parking or service to the Premises.

     B. RULES. Tenant shall comply with the Rules set forth in Rider One attached hereto (the "Rules") in addition to all other terms of this Lease. Landlord shall have the right, by notice to Tenant or by posting at the Building, to reasonably amend such Rules and supplement the same with other reasonable Rules relating to the Building or Property, or the promotion of safety, care, efficiency, cleanliness or good order therein. Nothing herein shall be construed to give Tenant or any other Person any claim, demand or cause of action against Landlord arising out of the violation of such Rules by any other tenant or visitor of the Building or Property, or out of the enforcement, modification or waiver of the Rules by Landlord in any particular instance.

                       SECTION 9: MAINTENANCE AND REPAIRS

     Unless expressly provided otherwise in this lease, and in addition to the provisions of Section 6(A)(vi), Landlord shall maintain, in good condition, the common areas of the Building, the structural parts of the Building which shall include only the foundations, bearing and exterior walls, subflooring, gutters, downspouts, and the roof of the Building and the Building Systems and Equipment; provided, in the event any such replacements, repairs or maintenance are caused by or result from Tenant's excessive or improper use or occupation thereof or which are caused by or result from the negligence or improper conduct of Tenant, its agents, employees or invitees, the cost of such repairs shall be paid solely by Tenant and Tenant shall pay the cost thereof within ten (10) days of notice from Landlord. Except as provided above, and subject to Section 10 of this Lease and Landlord's obligation to provide utilities and services described herein, Tenant shall maintain and repair the Premises in neat, clean, sanitary and good condition, including, without limitation, maintaining and repairing all storefronts, Interior surfaces of the premises, fixtures, Premises' specific systems and equipment, and interior plumbing serving the Premises as well as any damage to the Building, Property or Premises caused by Tenant, its agents, employees or invitees. If Tenant shall fail to keep and preserve the Premises in said condition and state or repair, Landlord may, at its option (but with no obligation) put or cause the same to be put into the condition and state of repair agreed upon, and in such case Tenant, on demand, shall pay the cost thereof.

                        SECTION 10: ALTERATIONS AND LIENS

     A. ALTERATIONS. Subsequent to the completion of any Landlord's Work pursuant to Section 2, Tenant shall not attach any fixtures, equipment or other items to the Premises, or paint or make any other additions, changes, alterations, repairs or improvements (collectively hereinafter "alterations") to the Premises, Building or Property without Landlord's prior written consent, which with respect to alterations to the Premises will not be unreasonably withheld so long as Tenant is not then, nor has been, in default of this Lease (beyond any applicable cure period). If Landlord consents to any alteration, Landlord may post notices of nonresponsibility in accordance with law. Any alterations so made shall remain on and be surrendered with the Premises upon expiration or earlier termination of this Lease, except that Landlord may, within

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

thirty (30) days before or thirty (30) days after expiration or earlier termination hereof elect to require Tenant to remove any or all alterations at Tenant's sole costs and expense. Tenant shall not have any obligation to remove any of Landlord's Tenant Improvement Work. At the time Tenant submits plans for requested alterations to Landlord for Landlord's approval, Tenant may request Landlord to identify which alterations Landlord may require Tenant to remove at the termination of or expiration of this Lease, and Landlord shall make such Identification simultaneous with its approval (if any) of the alterations. If Landlord elects to require removal of alterations as part of its approval, then at its own and sole cost Tenant shall restore the Premises to the condition designated by Landlord in its election, before the last day of the term or within thirty (30) days after notice of its election is given, whichever is later.

     B. PERFORMANCE. In the event Landlord consents in writing to Tenant's requested alteration of the Premises, Tenant shall only contract with a contractor approved by Landlord for the construction of such alterations, which approval shall not be unreasonably withheld, shall secure all appropriate governmental approvals and permits and shall complete such alterations with due diligence, in a neat, clean, good and workmanlike manner and in strict compliance with the plans and specifications approved by Landlord. All such construction shall be performed in a manner which shall not unreasonably interfere with the occupancy of the other tenants of the Building. All cost, expenses and fees related to or arising from construction of any alteration shall be paid by Tenant prior to delinquency. There shall also be included within the cost of any such alteration work (whether for initial tenant improvements or for any subsequent alteration) a fee to Landlord for Tenant's use of Landlord's personnel involved in the supervision, coordination, inspection and the like pertaining to such work. Said fee shall be ten percent (6%) of the total cost of the alteration work (including costs of plans and permits), plus Landlord's out-of pocket costs (if any), which shall be paid by Tenant within ten (10) days after presentment by Landlord of an invoice. Landlord may impose additional reasonable conditions and rules respecting the manner and times in which such alteration work may be performed.

     C. LIENS. Tenant shall pay all costs for alterations that it authorizes and for which it or Landlord contracts ("Tenant Work") when due. Tenant shall keep the Property, Building, Premises and this Lease free from any mechanic's, materialman's, architect's, engineer's or similar liens or encumbrances, and any claims therefor, or stop or violation notices, in connection with any Tenant Work. Tenant shall remove any such claim, lien or encumbrance, or stop or violation notices of record due to Tenant Work, by bond or otherwise within ten
(10) days after notice by Landlord. If Tenant falls to do so, such failure shall constitute a default by Tenant, and Landlord may, in addition to any other remedy, pay the amount (or any portion thereof) or take such other action as Landlord deems necessary to remove such claim, lien or encumbrance, or stop or violation notices, without being responsible for investigating the validity thereof. The amount so paid and costs incurred by Landlord shall be deemed additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord's title to, or any Lender's interest in, the Building, Property or Premises to any such claims, liens or encumbrances, or stop or violation notices, whether claimed pursuant to statute or other Law or express or implied contract.

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                 SECTION 11: INSURANCE AND WAIVER OF SUBROGATION

     A. INSURANCE. During the term of this Lease, Tenant at its sole cost and expense shall continuously maintain the following types of insurance coverages:
(i) Property Damage Insurance for the protection of Tenant and Landlord, as their interests may appear, covering all of Tenant's improvements and alterations to the premises, Tenant's personal property, business records, fixtures and equipment, and other insurable risks in an amount not less than the full insurance replacement cost of such property and the full insurable value of such other interests of Tenant, with coverages that also include "Building and Personal Property," and "Business Income Coverage" covering at least one year of anticipated income; and (ii) Worker's Compensation Insurance (if applicable) in the amounts required by statute together with Employer Liability Insurance with bodily injury by each accident with limits of at least $1,000,000, bodily injury by disease with limits of at least $1,0000,000, and an aggregate bodily injury limit of at least $1,000,000; and (iii) "all risk" Commercial General Liability Insurance with limits of $2,000,000 each occurrence, and in the aggregate, with coverage for death and bodily injury, property damage or destruction (including loss of use), product liability and completed operations, and personal or advertising Injury. All insurance required to be carried by Tenant hereunder shall name Landlord and Landlord's Lender (if any) as additional insureds. All insurance required to be provided by Tenant under this Lease shall release Landlord and its Lender (if any) from any claims for damage to business or to any person or the Premises, the Building and the Property and to Tenant's fixtures, personal property, improvements and alterations in or on the Premises, caused by or resulting from risks insured against under any insurance policy carried by Tenant in force at the time of such damage. Additionally, all insurance required to be provided by Tenant under this Lease: shall be issued by insurance companies authorized to do business in the State of Washington with a financial rating of at least an "A-" status as rated in the most recent edition of Best's Key Rating Guide; shall be issued as a primary policy; shall be on an occurrence basis; and shall contain an endorsement requiring at least thirty
(30) days prior written notice of cancellation to Landlord and Landlord's Lender (if any), before cancellation or change in coverage, scope or amount of any policy. Tenant shall deliver a certificate or copy of such policy together with evidence of payment of all current premiums to Landlord within thirty (30) days of execution of this Lease. Any certificate of insurance shall designate Tenant as the insured, specify the Premises location, list Landlord (and its Lender, if any) as additional insureds, and list Landlord with Landlord's current address as "Certificate Holder." Tenant shall take all necessary steps to renew all Insurance at least thirty (30) days prior to such insurance expiration dates and shall provide Landlord a copy of the renewed policy or a certificate thereof, prior to said policy's expiration date. If Tenant fails at any time to maintain the insurance required by this Lease, and fails to cure such default within five
(5) business days of written notice from Landlord then, in addition to all other remedies available under this Lease and applicable law, Landlord may purchase such insurance on Tenant's behalf and the cost of such insurance shall be Additional Rent due within ten (10) days of written invoice from Landlord to Tenant.

     B. WAIVER OF SUBROGATION. Landlord and Tenant release and relieve the other, and waive the entire right of recovery for loss or damage to property located within or constituting a part or all of the Premises, the Building or the Property to the extent that the loss or damage is actually covered (and claim amount recovered) by insurance carried by either party and in force

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

at the time of such loss or damage. This waiver applies whether or not the loss is due to the negligent acts or omissions of Landlord or Tenant, or their respective officers, directors, employees, agents, contractors, or invitees. Each of Landlord and Tenant shall have their respective property insurers endorse the applicable insurance policies to reflect the foregoing waiver of claims, provided, however, that the endorsement shall not be required if the applicable policy of insurance permits the named insured to waive rights of subrogation on a blanket basis, in which case the blanket waiver shall be acceptable.

                           SECTION 12: CASUALTY DAMAGE

     In the event the Building or Premises shall be destroyed or rendered untenantable, either wholly or in part, by fire or other casualty, Landlord may, at its option, restore the Building or Premises to as near their previous condition as is reasonably possible and in the meantime the Rent shall be abated in the same proportion as the untenantable portion of the Premises bears to the whole thereof, provided, such abatement (i) shall apply only to the extent the Premises are untenantable for the purposes permitted under this Lease and not used by Tenant as a result thereof, and (ii) shall not apply if Tenant or any other occupant of the Premises or any of their agents, employees, invitees, transferees or contractors caused the damage. Unless Landlord, within sixty (60) days after the happening of any such casualty, shall notify Tenant of its election to so restore, this Lease shall thereupon terminate and end, provided, if in Landlord's estimation the Premises cannot be restored within one hundred twenty (120) days following such destruction, Landlord shall notify Tenant and Tenant may terminate this Lease (regardless of Landlord's intent to restore) by delivery of notice to Landlord within thirty (30) days of Landlord's notice. Such restoration by Landlord shall not include replacement of furniture, equipment or other items that do not become part of the Building or any improvements to the Premises in excess of those provided for in the allowance for building standard Items. Tenant agrees that the abatement of Rent as provided above shall be Tenant's sole and exclusive recourse in the event of such damage, and Tenant waives any other rights Tenant may have under applicable Law to perform repairs or. terminate the Lease by reason of damage to the Building or Premises.

                            SECTION 13: CONDEMNATION

     If at least fifty percent (50%) of the rentable area of the Premises shall be taken by power of eminent domain or condemned by a competent authority or by conveyance in lieu thereof for public or quasi-public use ("Condemnation"), including any temporary taking for a period of one year or longer, this Lease shall terminate on the date possession for such use is so taken. If: (i) less than fifty percent (50%) of the Premises is taken, but the taking includes or affects a material portion of the Building or Property, or the economical operation thereof, (ii) less than fifty percent (50%) of the Premises are taken and in the reasonable judgment of Landlord the remaining Premises are not usable for the business of Tenant, or (iii) the taking is temporary but will be in effect for more than thirty (30) days, then in either such event, Landlord may elect to terminate this Lease upon at least thirty (30) days' prior notice to Tenant. The parties further agree that: (a) if this Lease is terminated, all Rent shall be apportioned as of the date of such termination or the date of such taking, whichever shall first occur, (b) if the taking is temporary,

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Rent shall not be abated for the period of the taking, but Tenant may seek a condemnation award therefor (and the Term shall not be extended thereby), and
(c) if this Lease is not terminated but any part of the Premises is permanently taken, the Rent shall be proportionately abated based on the square footage of the Premises so taken. Landlord shall be entitled to receive the entire award or payment in connection with such Condemnation and Tenant hereby assigns to Landlord any interest therein for the value of Tenant's unexpired leasehold estate or any other claim and waives any right to participate therein, and Tenant shall make no claim against Landlord for termination of the leasehold interest or interference with Tenant's business. Tenant, however, shall have the right to claim damages from the condemning authority for a temporary taking of the leasehold as described above, for moving expenses and any taking of Tenant's personal property and for the interruption to Tenant's business, but only if such damages are awarded separately in the eminent domain proceeding and not as part of the damages recovered by Landlord.

                      SECTION 14: ASSIGNMENT AND SUBLETTING

     A. CONSENT REQUIRED. Tenant shall not, without the prior written consent of Landlord, assign this Lease or any interest therein, or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant or otherwise transfer this Lease (collectively "transfer"). Such consent shall be entirely discretionary with Landlord, except as otherwise provided in this Section 14. Consent to one such transfer shall not destroy or waive this provision, and all subsequent transfers shall likewise be made only upon obtaining prior written consent of Landlord. Subtenants or assignees shall become directly liable to Landlord for all obligations of Tenant hereunder, without relieving Tenant of any liability.

     B. TRANSFERS. If Tenant is a corporation, then any transfer of this Lease by merger, consolidation or liquidation, or any change in the ownership of, or power to vote, the majority of its outstanding voting stock, shall constitute an assignment for the purpose of this Section 14. If Tenant is a partnership, any transfer of this Lease by merger, consolidation, liquidation or dissolution, or any change in the ownership of a majority of the partnership interests, shall constitute an assignment for the purposes of this Section 14. An assignment forbidden within the meaning of this Section includes without limitation one or more sales or transfers, by operation of law or otherwise, or creation of new stock, by which an aggregate of more than fifty percent (50%) of Tenant's stock shall be vested in a party or parties who are nonstockholders as of the date hereof. This Section 14(B) shall not apply if Tenant's stock is listed on a recognized security exchange or if at least eighty percent (80%) of its stock is owned by a corporation whose stock is listed on a recognized security exchange.

     C. RECAPTURE. If Tenant at any time desires to sublease this lease in its entirety, it shall first notify Landlord in writing of its desire to do so, and offer Landlord the right to recapture, at the per square foot rental for the space then applicable pursuant to this Lease or the rental which Tenant proposed to obtain whichever is lower, for all or any part of the Premises which Tenant desires to sublet. Tenant's notice to Landlord shall specify (i) the name and business of the proposed sublessee, (ii) the proposed effective date and duration of the subletting, and (iii) the proposed rental to be paid to Tenant by such sublessee. Landlord, upon receipt of such notice, shall have the option, to be exercised within sixty (60) days from the date of the

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

receipt of such notice, to require Tenant to execute a sublease to Landlord of the Premises or such portion thereof as Tenant desires to sublet with the right of Landlord to sublease to others, or anyone designated by Landlord. If Landlord exercises such option and such sublease is at the rental specified in this lease, Tenant shall be released of all further liability hereunder, from and after the effective date of such sublease, with respect to that portion of the Premises included therein. If Landlord does not exercise such option within such time, Tenant may thereafter sublet the premises involved, provided Landlord consents thereto, but at a rental not less than offered to Landlord in the notice and not later than ninety (90) days after delivery of the aforesaid notice unless a further notice is given. In the event Landlord does not exercise its right to terminate this lease or to sublet a portion of the Premises from Tenant and Landlord has granted its written consent, Tenant may sublet all of the Premises in accordance with Landlord's consent. Any Rent accruing to Tenant as a result of such assignment or sublease which is in excess or the Rent then being paid by Tenant, or in excess of the pro rata share of Rent then being paid by Tenant for the portion of the Premises being sublet, shall be paid by Tenant to Landlord monthly as additional rent.

     D. COSTS. Whether or not Landlord consents to a proposed transfer (or exercises its right to recapture), Tenant shall reimburse Landlord on demand for any and all actual and documented costs that are incurred by Landlord in connection with any proposed transfer including, without limitation, the cost of investigating the acceptability of the proposed transferee and Landlord's reasonable attorneys' fees incurred in connection with each proposed transfer.

     E. NOTICE. Any notice or request to Landlord with respect to a proposed assignment or sublease shall contain the name of the proposed assignee or subtenant (collectively "transferee"), the nature of the proposed transferee's business to be conducted at the Premises, and the terms and provisions of the proposed transfer. Tenant shall also provide Landlord with a copy of the proposed transfer documents when available, and such financial and other information with respect to the proposed transferee and transfer that Landlord may reasonably require.

     F. CONSENT. Notwithstanding the foregoing, in the event of a proposed transfer, if Landlord does not exercise its option under Section 14(C), then Landlord will not unreasonably withhold its consent thereto if (a) Tenant is not then, nor has been, in default of this lease (beyond any applicable cure period), (b) the proposed transferee will continuously occupy and use the Premises for the term of the transfer, (c) the use by the proposed transferee will be the same as Tenant's use of the Premises, (d) the proposed transferee is reputable and of sound financial condition, (e) the transfer will not directly or indirectly cause Landlord to be in breach of any contractual obligation, and
(f) the proposed transferee is not an existing tenant or subtenant of any other premises located on the Property. In all other cases, Landlord may withhold consent in it sole discretion.

     G. TERMS. Any option(s) granted to Tenant in this lease or any option(s) granted to Tenant in any amendments to this Lease, to the extent that said option(s) have not been exercised, shall terminate and be voided in the event this Lease is assigned, or any part of the Premises are sublet, or Tenant's interest in the Premises are otherwise transferred, unless otherwise agreed to by Landlord.

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               SECTION 15: PERSONAL PROPERTY, RENT AND OTHER TAXES

     Tenant shall pay prior to delinquency all taxes, charges or other governmental impositions assessed against, levied upon or otherwise imposed upon or with respect to all fixtures, furnishings, personal property, systems and equipment located in or exclusively serving the Premises, and any improvements made to the Premises under or pursuant to the provisions of this Lease. Whenever possible, Tenant shall cause all such items to be assessed and billed separately from the other property of Landlord. In the event any such items shall be assessed and billed with the other property of Landlord, Tenant shall pay Landlord its share of such taxes, charges or other governmental impositions within ten (10) days after Landlord delivers a statement and a copy of the assessment or other documentation showing the amount of impositions applicable to Tenant's property. Tenant shall pay any rent tax, sales tax, service tax, transfer tax, value added tax, or any other applicable tax on the Rent, utilities or services herein, the privilege of renting, using or occupying the Premises, or collecting Rent therefrom, or otherwise respecting this Lease or any other document entered in connection herewith.

                         SECTION 16: LANDLORD'S REMEDIES

     A. DEFAULT. The occurrence of anyone or more of the following events shall constitute a "Default" by Tenant and shall give rise to Landlord's remedies set forth in Section 16(B) below: (i) failure to make when due any payment of Rent, unless such failure is cured within five (5) business days after notice from Landlord; (ii) failure to observe or perform any term or condition of this lease other than the payment of Rent (or the other matters expressly described herein), unless such failure is cured within any period of time following notice expressly provided with respect thereto in other Sections hereof, or otherwise within a reasonable time, but in no event more than thirty
(30) days following notice from Landlord (provided, if the nature of Tenant's failure is such that more time is reasonably required in order to cure, Tenant shall not be in Default if Tenant commences to cure promptly within such period and thereafter diligently pursues its completion); (iii) failure to cure immediately upon notice thereof any condition of the Premises which is hazardous, interferes with another tenant or the operation or leasing of the Property, or may cause the imposition of a fine, penalty or other remedy on Landlord or its agents or affiliates and such condition is Tenant's responsibility under this Lease; (iv) abandonment and vacation of the Premises (failure to occupy and operate the Premises for ten (10) consecutive days while in monetary default under this Lease shall conclusively be deemed an abandonment and vacation); or (v) Tenant, or any guarantor of this Lease ("Guarantor"), filing by or for reorganization or arrangement under any Law relating to bankruptcy or insolvency (unless, in the case of a petition filed against Tenant or such Guarantor, the same is dismissed within thirty (30) days); (b) Tenant's or any Guarantor's insolvency or failure, or admission of an inability, to pay debts as they mature, or (c) a violation by Tenant or any affiliate of Tenant under any other lease or agreement with Landlord or any affiliate thereof which is not cured within the time permitted for cure thereunder. Additionally, if Tenant violates the same term or condition of this lease on two (2) occasions during any twelve (12) month period, Landlord shall have the right to exercise all remedies for any violations of the same term or condition during the next twelve (12) months without providing further notice or an opportunity to cure. The notice and cure periods provided herein are intended to satisfy any and

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

all notice requirements imposed by Law on Landlord and are in lieu of, and not in addition to, any notice and cure periods provided by Law; provided, Landlord may elect to comply with such notice and cure periods provided by Law.

     B. REMEDIES. If a Default occurs, Landlord shall have the rights and remedies hereinafter set forth to the extent permitted by Law, which shall be distinct, separate and cumulative with and in addition to any other right or remedy allowed under any Law or other provision of this Lease:

          1. Landlord may terminate Tenant's right to possession without termination of this lease, or Landlord may terminate this Lease and Tenant's right to possession, at any time following a Default; provided, no act of Landlord other than giving notice to Tenant with express statement of termination shall terminate this Lease or Tenant's right to possession. Acts of maintenance, efforts to relet the premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. Upon termination of Tenant's right to possession, Landlord shall have the right to reenter the Premises and recover from Tenant in addition to any other monies provided herein or at law; (a) the Worth of the unpaid Rent that had been earned by Landlord at the time of termination of Tenant's right to possession; (b) the Worth of the amount of the unpaid Rent that would have been earned after the date of termination of Tenant's right to possession through the expiration of the Lease Term; and (c) all other expenses incurred by Landlord on account of Tenant's Default, including without limitation any Costs of Reletting (defined below) and Landlord's attorney fees and collection costs. The "Worth" as used for item (a) above is to be computed by allowing interest at the rate of eighteen percent (18%) to accrue on all such unpaid Rent (or such lesser rate required by Law, if any). The Worth as used for Item (b) above is to be computed by discounting the amount of Rent at the discount rate of the Federal Reserve Bank of San Francisco at the time of termination of Tenant's right of possession.

          2. In the event Landlord has made improvements to the Premises for the use and occupancy of Tenant, in addition to all other damages and rents to which Landlord shall be entitled on account of Tenant's Default, Landlord shall also be entitled to recover from Tenant a sum equal to: (a) the unamoritized cost to Landlord of the basic building standard Tenant improvement costs, said sum being computed by applying the percentage which the unexpired portion of the Lease Term bears to the total scheduled Lease Term with interest at ten percent (10%) per annum, plus (b) all costs to Landlord of non-building standard, custom or special Tenant improvements (above basic building standard improvements) with no adjustment for the unexpired portion of the scheduled Lease Term.

          3. In the event of any such reentry by Landlord, Landlord may, at Landlord's option, require Tenant to remove from the Premises any of Tenant's property located thereon. If Tenant fails to do so, Landlord shall not be responsible for the care or safekeeping thereof and may remove any of the same from the Premises and place the same elsewhere in the Building or in storage in a public warehouse at the cost, expense and risk of Tenant with authority to the warehouseman to sell the same in the event that Tenant shall fail to pay the cost of transportation and storage, all in accordance with the rules and regulations applicable to the operation of a public warehouseman's business. In any and all such cases of reentry Landlord may make any repairs In, to or upon the Premises which may be necessary, desirable or convenient, and Tenant

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hereby waives any and all claims for damages which may be caused or occasioned by such reentry or to any property in or about the Premises or any part thereof.

          4. Landlord may bring suits for amounts owed by Tenant hereunder or any portions thereof, as the same accrue or after the same have accrued, and no suit or recovery of any portion due hereunder shall be deemed a waiver of Landlord's right to collect all amounts to which Landlord is entitled hereunder, nor shall the same serve as any defense to any subsequent suit brought for any amount not therefor reduced to judgment. Landlord may pursue one or more remedies against Tenant and need not make an election of remedies. All rent and other consideration paid by any replacement tenants shall be applied at Landlord's option: (i) first, to the Costs of Reletting (defined below), (ii) second, to the payment of all costs and attorney fees of enforcing this lease against Tenant or any Guarantor, (iii) third, to the payment of all interest and service charges accruing hereunder, (iv) fourth, to the payment of Rent theretofore accrued, and (v) with the residue, if any, to be held by Landlord and applied to the payment of Rent and other obligations of Tenant as the same become due (and with any remaining residue to be retained by Landlord). "Costs of Reletting" shall include without limitation, all costs and expenses incurred by Landlord for any repairs, improvements or other matters necessary to prepare the Premises for another tenant, brokerage commissions, advertising costs, attorneys' fees, any economic incentives given to enter leases with replacement tenants. With respect to reletting the Premises, Landlord shall only be required to use reasonable efforts that do not exceed such efforts Landlord generally uses to lease other space in the Building, Landlord may continue to lease other portions of the Building or other projects owned or managed by Landlord in the same vicinity before reletting all or a portion of the Premises, and Landlord shall not be required to relet at rental rates less than Landlord's then-existing rates for new leases or terms less favorable to Landlord than those contained herein. Reletting shall be done in accordance with applicable Law relating to the mitigation of Landlord's damages. The times set forth herein for the curing of Defaults by Tenant are of the essence of this Lease.

           SECTION 17: SUBORDINATION, ATTORNMENT AND LENDER PROTECTION

     This Lease is subject and subordinate to all Mortgages now or hereafter placed upon the Property, Building, Premises or any interest of Landlord therein, and all other encumbrances, and matters of public record applicable to the Property, Building or Premises. Whether before or after any foreclosure or power of sale proceedings are initiated or completed by any Lender or a deed in lieu is granted (or any ground lease is terminated), Tenant agrees upon written request of any such Lender or any purchaser at such sale, to attorn and pay Rent to such party, and recognize such party as Landlord (provided such Lender or purchaser shall agree not to disturb Tenant's occupancy so long as Tenant does not Default hereunder, on a form customarily used by, or otherwise reasonably acceptable to, such party). However, in the event of attornment, no Lender shall be: (i) liable for any act or omission of Landlord, or subject to any offsets or defenses which Tenant might have against Landlord (arising prior to such Lender becoming Landlord under such attornment), (ii) liable for any security deposit or bound by any prepaid Rent not actually received by such lender, or (iii) bound by any modification of this Lease not consented to by such Lender. Any Lender may elect to make this Lease prior to the lien of its Mortgage by written notice to Tenant, and if the lender of any prior Mortgage shall require, this

Lease shall be prior to any subordinate Mortgage; such elections shall be effective upon written notice to Tenant, or shall be effective as of such earlier or later date set forth in such notice. Tenant agrees to give any Lender by certified mall, return receipt requested, a copy of any notice of default served by Tenant upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of leases, or otherwise) of the address of such Lender. Tenant further agrees that if Landlord shall have failed to cure such default within the time permitted Landlord for cure under this Lease, any such Lender whose address has been provided to Tenant shall have an additional period of thirty (30) days in which to cure (or such additional time as may be required due to causes beyond such Lender's control, including time to obtain possession of the Property by appointment of receiver, power of sale or judicial action). Should any current or prospective Lender require a modification or modifications to this Lease which will not cause an increased cost or otherwise materially and adversely change the rights and obligations of Tenant hereunder, Tenant agrees that this Lease shall be so modified. Except as expressly provided to the contrary herein, the provisions of this Section shall be self-operative; however Tenant shall execute and deliver, within ten (10) days after requested, such documentation as Landlord or any Lender may request from time to time, whether prior to or after a foreclosure or power of sale proceeding is initiated or completed, a deed in lieu is delivered, or a ground lease is terminated, in order to further confirm or effectuate the matters set forth in this Section in recordable form (and Tenant hereby authorizes Landlord acting in good faith to execute any such documentation as Tenant's agent and attorney-in-fact). Tenant hereby waives the provisions of any Law (now or hereafter adopted) which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease or Tenant's obligations hereunder if foreclosure or power of sale proceedings are initiated, prosecuted or completed.

                        SECTION 18: ESTOPPEL CERTIFICATES

     Tenant shall from time to time, within fifteen (15) days after written request from Landlord, execute, acknowledge and deliver a statement certifying:
(i) that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this lease as so modified, is in full force and effect (or specifying the ground for claiming that this Lease is not in force and effect), (ii) the dates to which the Rent has been paid, and the amount of any Security Deposit, (iii) that Tenant is in possession of the Premises. and paying Rent on a current basis with no offsets, defenses or claims, or specifying the same if any are claimed, (iv) that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord or Tenant which are pertinent to the request, or specifying the same if any are claimed, and (v) certifying such other matters, and including such current financial statements, as Landlord may reasonably request, or as may be requested by Landlord's current or prospective Lenders, insurance carriers, auditors, and prospective purchasers (and including a comparable certification statement from any subtenant respecting its sublease). Any such statement may be relied upon by any such parties.

                     SECTION 19: RIGHTS RESERVED BY LANDLORD

     Except to the extent expressly limited herein, Landlord reserves full rights to control the Property (which rights may be exercised without subjecting Landlord to claims for constructive eviction, abatement of Rent, damages or other claims of any kind), including more particularly, but without limitation, the following rights:

     A. GENERAL MATTERS. To: (i) change the name or street address of the Building or Property or designation of the Premises, (ii) install and maintain signs on the exterior and interior of the Building or Property, and grant any other person the right to do so, (iii) retain at all times, and use in appropriate instances, keys to all doors within and into the Premises, (iv) grant to any person the right to conduct any business or render any service at the Property, whether or not the same are similar to the use permitted Tenant by this Lease, (v) grant any person the right to use separate security personnel and systems respecting access to their premises, (vi) have access for Landlord and other tenants of the Building to any mail chutes located on the Premises according to the rules of the United States Postal Service (and to install or remove such chutes), and (vii) in case of fire, invasion, insurrection, riot, civil disorder, emergency or other dangerous condition, or threat thereof: (a) limit or prevent access to the Building or Property or Premises, (b) shut down elevator service, (c) activate elevator emergency controls, and (d) otherwise take such action or preventative measures deemed necessary by Landlord for the safety of tenants of the Building or Property or the protection of the Building or Property and other property located thereon or therein (but this provision shall impose no duty on Landlord to take such actions, and no liability for actions taken in good faith).

     B.   ACCESS TO PREMISES. To enter the Premises in order to: (i) inspect,
(ii) supply cleaning service or other services to be provided Tenant hereunder,
(iii) show the Premises to current and prospective Lenders, insurers, purchasers, tenants, brokers and governmental authorities, (iv) decorate, remodel or alter the Premises if Tenant shall abandon the Premises at any time, or shall vacate the same during the last one hundred twenty (120) days of the Term (without thereby terminating this Lease), and (v) perform any work or take any other actions under Section 19(C) below, or exercise other rights of Landlord under this Lease or applicable Laws. However, Landlord shall: (a) provide reasonable advance written or oral notice to Tenant's on-site manager or other appropriate person (except in emergencies), (b) take reasonable steps to minimize any significant disruption to Tenant's business, and following completion of any work, return Tenant's leasehold improvements, fixtures, property and equipment to the original locations and condition to the fullest extent reasonably possible, and (c) take reasonable steps to avoid materially changing the configuration or reducing the square footage of the Premises, unless required by Laws or other causes beyond Landlord's reasonable control (and in the event of any permanent material reduction, the Rent and other rights and obligations of the parties based on the square footage of the Premises shall be proportionately reduced). Tenant shall not place partitions, furniture or other obstructions in the Premises which may prevent or impair Landlord's access to the Systems and Equipment for the Property or the systems and equipment for the Premises. If Tenant requests that any such access occur before or after Landlord's regular business hours and Landlord approves, Tenant shall pay all overtime and other additional costs in connection therewith.

     C. CHANGES TO THE PROPERTY. To: (i) paint and decorate, (ii) perform repairs or maintenance, and (iii) make replacements, restorations, renovations, alterations, additions and improvements, structural or otherwise (including freon retrofit work), in and to the Building or Property or any part thereof, including any adjacent building, structure, facility, land, street or alley, or change the uses thereof (including changes, reductions or additions of corridors, entrances, doors, lobbies, parking facilities and other areas, structural support columns and shear walls, elevators, stairs, escalators, mezzanines, solar tint windows or film, kiosks, planters, sculptures, displays, and other amenities and features therein, and changes relating to the connection with or entrance into or use of the Building or Property or any other adjoining or adjacent building or buildings, now existing or hereafter constructed). In connection with such matters, Landlord may among other things erect scaffolding, barricades and other structures, open ceilings, close entry ways, restrooms, elevators, stairways, corridors, parking and other areas and facilities, and take such other actions as Landlord deems appropriate. However, Landlord shall:
(a) take reasonable steps to minimize or avoid any denial of access to the Premises except when necessary on a temporary basis, and (b) in connection with entering the Premises shall comply with Section 19(B) above.

     D. NEW PREMISES. To substitute for the Premises other premises (herein referred to as the "new premises") in the Building, provided: (i) the new premises shall be similar to the Premises in size (up to 10% larger or smaller with the Rent and any other rights and obligations of the parties based on the square footage of the Premises adjusted proportionately to reflect any decrease), (ii) Landlord shall provide the new premises in a condition substantially comparable to the Premises at the time of the substitution (and Tenant shall diligently cooperate in the preparation or approval of any plans or specifications for the new premises as requested by Landlord or Landlord's representatives), (iii) the parties shall execute an appropriate amendment to the Lease confirming the change within thirty (30) days after Landlord requests, and (iv) if Tenant shall already have taken possession of the Premises: (a) Landlord shall pay the direct, out-of-pocket, reasonable expenses of Tenant in moving from the Premises to the new premises, and (b) Landlord shall give Tenant at least thirty (30) days' notice before making such change, and such move shall be made during evenings, weekends, or otherwise so as to incur the least inconvenience to Tenant. Tenant shall surrender and vacate the Premises on the date required in Landlord's notice of substitution, in the condition and as required under Section 22, and any failure to do so shall be subject to Section 23.

     E. REDEVELOPMENT. To cancel this Lease at any time by giving Tenant at least twelve (12) months' prior written notice from the first day of any calendar month but only in the event Landlord intends to demolish the Building or intends to permit a major alteration to the Building, which in the judgment of Landlord requires vacancy of the Building.

                      SECTION 20: LANDLORD'S RIGHT TO CURE

     If Landlord shall fall to perform any obligation under this Lease required to be performed by Landlord, Landlord shall not be deemed to be in default hereunder nor subject to any claims for damages of any kind, unless such failure shall have continued for a period of thirty (30) days after notice thereof by Tenant (provided, if the nature of Landlord's failure is such that more time is reasonably required in order to cure, Landlord shall not be in default if Landlord commences to cure within such period and thereafter diligently seeks to cure such failure to completion). If Landlord shall default and failure to cure as provided herein, Tenant shall have such rights and remedies as may be available to Tenant under applicable Laws, subject to the other provisions of this Lease; provided, Tenant shall have no right of selfhelp to perform repairs or any other obligation of Landlord, and shall have no right to withhold, set-off, or abate Rent, or terminate this Lease, and Tenant hereby expressly waives the benefit of any Law to the contrary.

                        SECTION 21: RELEASE AND INDEMNITY

     A. INDEMNITY. Tenant shall indemnify, defend (using legal counsel reasonably acceptable to Landlord) and save Landlord and its property manager (if any) harmless from all claims, suits, losses, damages, fines, penalties, liabilities and expenses (including Landlord's personnel and overhead costs and reasonable attorneys fees and other costs incurred in connection with claims, regardless of whether such claims involve litigation) resulting from any actual or alleged injury (including death) of any person or from any actual or alleged loss of or damage to any property arising out of or in connection with (i) Tenant's negligence or willful misconduct in connection with Tenant's occupation, use or improvement of the Premises, or that of its employees, agents or contractors, (ii) Tenant's breach of its express obligations under this Lease which Tenant has not cured within a reasonable time after receipt of written notice of such breach from Landlord or (iii) any negligence or willful misconduct of Tenant or any subtenant, licensee, assignee or concessionaire of Tenant, or of any officer, agent, employee, guest or invitee of Tenant, or of any such entity in or about the Premises. This indemnity with respect to acts or omissions during the term of this Lease shall survive termination or expiration of this Lease. The foregoing indemnity covers actions brought by Tenant's own employees and it is specifically and expressly intended to constitute a waiver of Tenant's immunity under Washington's Industrial Insurance Act, RCW Title 51, to the extent necessary to provide Landlord with a full and complete indemnity from claims made by Tenant and its employees, to the extend provided herein. Tenant shall promptly notify Landlord of casualties or accidents occurring in or about the Premises.

Landlord shall indemnify, defend (using legal counsel reasonably acceptable to Tenant) and save Tenant harmless from all claims, suits, losses, damages, fines, penalties, liabilities and expenses (including Tenant's personnel and overhead costs and reasonable attorneys fees and other costs incurred in connection with claims, regardless of whether such claims involve litigation) resulting from any actual or alleged injury (including death) of any person or from any actual or alleged loss of or damage to any property arising out of or in connection with
(i) Landlord's gross negligence or willful misconduct in connection with Landlord's occupation, use or improvement of the Premises, or that of its employees, agents or contractors, (ii) Landlord's breach of its express obligations under this Lease which Landlord has not cured within a reasonable time after receipt of written notice of such breach from Tenant or (iii) any negligence or willful misconduct of Landlord or any licensee, assignee or concessionaire of Landlord, or of any officer, agent, employee, guest or invitee of Landlord, or of any such entity in or about the Premises. This indemnity with respect to acts or omissions during the term of this Lease shall survive termination or expiration of this Lease. The foregoing indemnity covers actions brought by Landlord's own employees and it is specifically and expressly intended to constitute a waiver of Landlord's immunity under Washington's Industrial Insurance Act, RCW Title 51, to the extent necessary to provide Tenant with a full and complete indemnity from claims made by Landlord and its employees, to the extend provided herein. Landlord shall promptly notify Tenant of casualties or accidents occurring in or about the Premises.

LANDLORD AND TENANT ACKNOWLEDGE THAT THE INDEMNIFICATION PROVISIONS OF SECTION 29 AND THIS SECTION 21 WERE SPECIFICALLY NEGOTIATED AND AGREED UPON BY THEM.

     B. RELEASE. Tenant hereby fully and completely waives and releases all claims against Landlord for any losses or other damages sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises, including but not limited to: any defect in or failure of Building equipment; any failure to make repairs; any defect, failure, surge in, or interruption of project facilities or services; any defect in or failure of Common Areas; broken glass; water leakage; the collapse of any Building component; any claim or damage resulting from Landlord's repair, maintenance or improvements to any portion of the Building or Property; or any act, omission or negligence of co-tenants, licensees or any other persons or occupants of the Building; provided only, that the release contained in this Section 21(B) shall not apply to claims for actual damage to persons or property (excluding consequential damages such as lost profits) resulting directly and solely from Landlord's gross negligence or willful misconduct or from Landlord's breach of its express obligations under this Lease which Landlord has not cured within a reasonable time after receipt of written notice of such breach from Tenant.

     C. LIMITATION ON INDEMNITY. In compliance with RCW 4.24.115 as in effect on the date of this Lease, all provisions of this Lease pursuant to which Landlord or Tenant (the "Indemnitor") agrees to indemnify the other (the "Indemnitee") against liability for damages arising out of bodily injury to persons or damage to property relative to the construction, alteration, repair, addition to, subtraction from, improvement to, or maintenance of, any building, road, or other structure, project, development, or improvement attached to real estate, including the Premises, (i) shall not apply to damages caused by or resulting from the sole negligence of the Indemnitee, its agents or employees, and (ii) to the extent caused by or resulting from the concurrent negligence of
(a) the Indemnitee or the Indemnitee's agents or employees, and (b) the Indemnitor or the Indemnitor's agents or employees shall apply only to the extent of the Indemnitor's negligence; provided, however, the limitations on indemnity set forth in this Section 21 shall automatically and without further act by either Landlord or Tenant be deemed amended so as to remove any of the restrictions contained in this Section 21 no longer required by then-applicable Law.

     D. DEFINITIONS. As used in any Section of this Lease establishing indemnity or release of Landlord, "Landlord" shall include Landlord, its partners, officers, agents, employees and contractors, and "Tenant" shall include Tenant and any person or entity claiming through Tenant.

                        SECTION 22: RETURN OF POSSESSION

     At the expiration or earlier termination of this Lease or Tenant's right of possession, Tenant shall vacate and surrender possession of the entire Premises in good, neat and clean order and well-maintained condition, ordinary wear and tear excepted, shall surrender all keys and key cards, and any parking transmitters, stickers or cards, to Landlord, and shall remove all personal property and office trade fixtures that may be readily removed without damage to the Premises or Property. All improvements, fixtures and other items installed by Tenant or Landlord under or with respect to this Lease, shall be the property of Tenant during the Term of this Lease, but at the expiration or earlier termination of this Lease all such improvements, fixtures and other items shall become Landlord's property, and shall remain upon the Premises (unless Landlord elects otherwise), all without compensation, allowance or credit to Tenant. If prior to such termination or within three (3) months thereafter Landlord so directs by notice, and subject to the terms of Section 10(A) of this Lease, Tenant shall promptly remove such of the foregoing items as are designated in such notice and restore the Premises to the condition prior to the installation of such items in a good and workmanlike manner. If Tenant shall fail to perform any repairs or restoration, or fail to remove any items from the Premises required hereunder, Landlord may do so and Tenant shall pay Landlord's charges therefor upon demand. All property removed from the Premises by Landlord pursuant to any provisions of this Lease or any Law may be handled or stored by Landlord at Tenant's expense, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. All property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after expiration or earlier termination of this Lease or Tenant's right to possession, shall at Landlord's option be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord. Unless prohibited by applicable Law, Landlord shall have a lien against such property for the costs incurred in removing and storing the same. Tenant hereby waives any statutory notices to vacate or quit the Premises upon expiration of this Lease.

                            SECTION 23: HOLDING OVER

     Unless Landlord expressly agrees otherwise in writing, Tenant shall pay Landlord one hundred fifty percent (150%) of the amount of Rent then applicable prorated on a per diem basis for each day Tenant shall fall to vacate or surrender possession of the Premises or any part thereof after expiration or earlier termination of this Lease, together with all damages sustained by Landlord on account thereof. Tenant shall pay such amounts on demand, and, in the absence of demand, monthly in advance. The foregoing provisions, and Landlord's acceptance of any such amounts, shall not serve as permission for Tenant to hold-over, nor serve to extend the Term (although Tenant shall remain a tenant-at-sufferance bound to comply with all provisions of this Lease). Landlord shall have the right at any time after expiration or earlier termination of this Lease, or Tenant's right to possession, to reenter and possess the Premises and remove all property and persons therefrom, and Landlord shall have such other remedies for holdover as may be available to Landlord under other provisions of this Lease or applicable Laws.

                               SECTION 24: NOTICES

     Except as expressly provided to the contrary in this Lease, every notice or other communication to be given by either party to the other with respect hereto or to the Premises, Building or Property, shall be in writing and shall not be effective for any purpose unless the same shall be served personally, or by national air courier service, or United States certified mail, return receipt requested, postage prepaid, to the parties at the addresses set forth in Section 1, or such other address or addresses as Tenant or Landlord may from time to time designate by notice given as above provided. Every notice or other communication hereunder shall be deemed to have been given as of the third business day following the date of such mailing (or as of any earlier date evidenced by a receipt from such national air courier service or the United States Postal Service) or immediately if personally delivered. Notices not sent in accordance with the foregoing shall be of no force or effect until received by the foregoing parties at such addresses required herein.

                         SECTION 25: REAL ESTATE BROKERS

     Tenant represents that Tenant has dealt only with the broker, if any, designated in Section 1 (whose commission, if any, shall be paid by Landlord pursuant to separate agreement) as broker, agent or finder in connection with this Lease, and agrees to indemnify and hold Landlord harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys' fees) arising from any claims or demands of any other broker, agent or finder with whom Tenant has dealt for any commission or fee alleged to be due in connection with its participation in the procurement of Tenant or the negotiation with Tenant of this Lease. Landlord and Tenant recognize that it is possible that they may hereafter make additional agreements regarding further extension or renewal of this Lease or a new lease or leases for all or one or more parts of the Premises or other space in the Building (or other portions of the Property or other buildings managed by Landlord) for a term or terms commencing after the Commencement Date of this Lease. It is also possible that Landlord and Tenant may hereafter modify this Lease to add additional space or to substitute other space for all or a portion of the Premises. in the event any such additional agreements, modifications to this Lease, or new leases are made, Landlord shall have no obligation to pay any commission or other compensation to any broker or other party engaged by Tenant (including the brokers designated in Section 1) with respect to negotiating or representing Tenant in such matters, regardless of whether under the circumstances such person is or is not regarded by law as an agent of Landlord, and Tenant shall indemnify and hold Landlord harmless from any claim for such compensation. Nothing in this Section 25 shall be construed to require or otherwise obligate Landlord to consider or make any of the above-described additional agreements, modifications to this Lease, or new lease.

                              SECTION 26: NO WAIVER

     No provision of this lease will be deemed waived by either party unless expressly waived in writing and signed by the waiving party. No waiver shall be implied by delay or any other act or omission of either party. No waiver by either party of any provision of this lease shall be deemed a waiver of such provision with respect to any subsequent matter relating to such provision, and Landlord's consent or approval respecting any action by Tenant shall not constitute a waiver of the requirement for obtaining Landlord's consent or approval respecting any subsequent action. Acceptance of Rent by Landlord directly or through any agent or lock-box arrangement shall not constitute a waiver of any breach by Tenant of any term or provision of this Lease (and Landlord reserves the right to return or refund any untimely payments if necessary to preserve Landlord's remedies). No acceptance of a lesser amount of Rent shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. The acceptance of Rent or of the performance of any other term or provision from, or providing directory listings or services for, any person or entity other than Tenant shall not constitute a waiver of Landlord's right to approve any Transfer. No delivery to, or acceptance by, Landlord or its agents or employees of keys, nor any other act or omission of Tenant or Landlord or their agents or employees, shall be deemed a surrender, or acceptance of a surrender, of the Premises or a termination of this Lease, unless stated expressly in writing by Landlord.

         SECTION 27: SAFETY AND SECURITY DEVICES, SERVICES AND PROGRAMS

     The parties acknowledge that safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts, or ensure safety of persons or property. The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant's property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by Law.

                       SECTION 28: TELECOMMUNICATION LINES

     A. TELECOMMUNICATION LINES. No telecommunication or computer lines shall be installed within or without the Premises without Landlord's prior consent in accordance with Section 10. Landlord disclaims any representations, warranties or understandings concerning Landlord's Building computer systems, or the capacity, design or suitability of Landlord's riser lines, Landlord's main distribution frame ("MDF") or related equipment. If there is, or will be, more than one tenant on any floor, at any time, Landlord may allocate, and periodically reallocate, connections to the terminal block based on the proportion of square feet each tenant occupies on such floor, or the type of business operations or requirements of such tenants, in Landlord's reasonable discretion. Landlord may arrange for an independent contractor to review Tenant's requests for approval to install any telecommunication or computer lines, monitor or supervise Tenant's installation, connection and disconnection of any such lines, and provide other such services, or Landlord may provide the same. In each case, all such work shall be performed in accordance with Section
10. At the expiration or earlier termination of this Lease, and at Landlord's request, Tenant at its cost shall remove all wires, cable or other computer or telecommunication lines or systems installed by or for Tenant and Tenant shall restore the

Premises and Building to the condition existing prior to Tenant's installation, provided, however, Tenant shall not have any obligation to remove any portion of the same that is part of the Landlord's Tenant Improvement Work.

     B. LIMITATION OF LIABILITY. Unless due solely to Landlord's intentional misconduct or grossly negligent acts, Landlord shall have no liability for damages arising, and Landlord does not warrant that the Tenant's use of any telecommunication or computer lines or systems ("Lines") will be free, from the following (collectively called "Line Problems"): (i) any eavesdropping, wire-tapping or theft of long distance access codes by unauthorized parties,
(ii) any failure of the Lines to satisfy Tenant's requirements, or (iii) any capacitance, attenuation, cross-talk or other problems with the Lines, any misdesignation of the Lines in the MDF room or wire closets, or any shortages, failures, variations, interruptions, disconnections, loss or damage caused by or in connection with the installation, maintenance, replacement, use or removal of any other Lines or equipment at the Building or Property by or for other tenants at the Property or Building, by any failure of the environmental conditions at or the power supply for the Building to conform to any requirements of the Lines or any other problems associated with any Lines or by any other cause. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of any Rent or other charges under the Lease, or relieve Tenant from performance of Tenant's obligations under the Lease as amended herein. Landlord in no event shall be liable for any loss of profits, business interruption or other consequential damage arising from any Line Problems.

                  SECTION 29: SUBSTANCES; DISRUPTIVE ACTIVITIES

     A.   HAZARDOUS SUBSTANCES.

          1. PRESENCE AND USE OF HAZARDOUS SUBSTANCES. Except for nominal amounts that are used consistent with Tenant's use of the Premises for office purposes, Tenant shall not, without Landlord's prior written consent of Landlord's sole discretion, keep on or around the Premises, Building or Property, for use, disposal, treatment, generation, storage or sale, any substances designed as, or containing components designated as, a "hazardous substance," "hazardous material," "hazardous waste," "regulated substance" or "toxic substance" (collectively referred to as "Hazardous Substances"). With respect to any such Hazardous Substances, Tenant shall: (i) comply promptly, timely and completely with all Laws for reporting, keeping and submitting manifests, and obtaining and keeping current identification numbers; (ii) submit to Landlord true and correct copies of all reports, manifests and identification numbers at the same time as they are required to be and/or are submitted to the appropriate governmental authorities; (iii) within five (5) days of Landlord's request, submit written reports to Landlord regarding Tenant's use, storage, treatment, transportation, generation, disposal or sale of Hazardous Substances and provide evidence satisfactory to Landlord of Tenant's compliance with all applicable Laws; (iv) allow Landlord or Landlord's agent or representative to come on the Premises at all times to check Tenant's compliance with all applicable Laws; (v) comply with minimum levels, standards or other performance standards or requirements which may be set forth or established for certain Hazardous Substances (if minimum standards or levels are applicable to Hazardous Substances present on the Premises, such levels or standards shall be established by an on-site inspection by the appropriate governmental authorities and shall be set forth in an addendum to this Lease); and (vi) comply with all applicable Laws regarding the proper and lawful use, sale, transportation, generation, treatment and disposal of Hazardous Substances.

          2. MONITORING COSTS. Any and all costs incurred by Landlord and associated with Landlord's monitoring of Tenant's compliance with this Section 29, including Landlord's attorneys' fees and costs, shall be additional Rent and shall be due and payable to Landlord immediately upon demand by Landlord.

     B.   CLEANUP COSTS, DEFAULT AND INDEMNIFICATION.

          1. Tenant shall be fully and completely liable to Landlord for any and all cleanup costs, and any and all other charges, fees, penalties (civil and criminal) imposed by any governmental authority with respect to Tenant's use, disposal, transportation, generation and/or sale of Hazardous Substances, in or about the Premises, Building or Property.

          2. Tenant shall fully indemnify, defend and save Landlord and Landlord's Lender, if any, harmless from any and all of the costs, fees, penalties and charges assessed against or imposed upon Landlord (as well as Landlord's and Landlord's Lender's attorneys' fees and costs) as a result of Tenant's use, disposal, transportation, generation and/or sale of Hazardous Substances.

          3. Upon Tenant's default under this Section 29, in addition to the rights and remedies set forth elsewhere in this Lease, Landlord shall be entitled to the following rights and remedies: (i) at Landlord's option, to terminate this lease immediately; and/or (ii) to recover any and all damages associated with the default, including, but not limited to cleanup costs and charges, civil and criminal penalties and fees, loss of business and sales by Landlord and other tenants of the Building or Property, any and all damages and claims asserted by third parties and Landlord's attorney's fees and costs.

     C. DISRUPTIVE ACTIVITIES. Tenant shall not: (1) produce, or permit to be produced, any intense glare, light or heat except within an enclosed or screened area and then only in such manner that the glare, light or heat shall not, outside the Premises, be materially different than the light or heat from other sources outside the Premises; (2) create, or permit to be created, any sound pressure level which will interfere with the quiet enjoyment of any real property outside the Premises, or which will create a nuisance or violate any governmental law, rule, regulation or requirement; (3) create, or permit to be created, any floor or ground vibration that is materially discernable outside the Premises; (4) transmit, receive, or permit to be transmitted or received, any electromagnetic, microwave or other radiation which is harmful or hazardous to any person or property in or about the Premises, Building or Property; or (5) create, or permit to be created, any noxious odor that is disruptive to the business operations of any other tenant in the Building or Property.

                          SECTION 30: DISABILITIES ACTS

     The parties acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.) and regulations and guidelines promulgated thereunder ("ADA"), and any similarly motivated state and local Laws, as the same may be amended and supplemented from time to time (collectively referred to herein as the "Disabilities Acts") establish requirements for business operations, accessibility and barrier removal, and that such requirements mayor may not apply to the Premises, Building and Property depending on, among other things:
(i) whether Tenant's business is deemed a "public accommodation" or "commercial facility", (ii) whether such requirements are "readily achievable", and (iii) whether a given alteration affects a "primary function area" or triggers "path of travel" requirements. The parties hereby agree that: (a) Landlord shall perform any required Disabilities Acts compliance in the common areas, except as provided below, (b) Tenant shall perform any required Disabilities Acts compliance in the Premises, and (c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, Disabilities Acts "path of travel" and other requirements triggered by any public accommodation or other use of, or alterations in, the Premises by Tenant. Tenant shall be responsible for Disabilities Acts requirements relating to Tenant's employees and Landlord shall be responsible for Disabilities Acts requirements relating to Landlord's employees.

                             SECTION 31: DEFINITIONS

     A. "Building" shall mean the structure (or the portion thereof operated by Landlord) identified in Section 1 within which the Premises are located.

     B. "Default Rate" shall mean eighteen percent (18%) per annum, or the highest rate permitted by applicable Law, whichever shall be less.

     C. "Holidays" shall mean all federal holidays, and holidays observed by the State of Washington, including New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Veterans' Day, Thanksgiving Day, Christmas Day, and to the extent of utilities or services provided by union members engaged at the Property, such other holidays observed by such unions.

     D. "Landlord" shall mean only the Landlord from time to time, except for purposes of any provisions defending, indemnifying and holding Landlord harmless hereunder, "Landlord" shall include past, present and future landlords and their respective partners, beneficiaries, trustees, officers, directors, employees, shareholders, principals, agents, affiliates, successors and assigns.

     E. "Law" or "Laws" shall mean all federal, state, county and local governmental and municipal laws (including without limitation Disabilities
Acts), statutes, ordinances, rules, regulations, codes, decrees, orders and other such requirements, applicable equitable remedies and decisions by courts in cases where such decisions are considered binding precedents in the State of Washington, and decisions of federal courts applying the Laws of such State, at the time in question. This Lease shall be interpreted and governed by the Laws of the State of Washington.

     F. "Lender" shall mean the holder of any Mortgage at the time in question, and where such Mortgage is a ground lease, such term shall refer to the ground Landlord (and the term "ground lease" although not separately capitalized is intended through out this Lease to include any superior or master lease).

     G. "Mortgage" shall mean all mortgages, deeds of trust, ground leases and other such encumbrances now or hereafter placed upon the Property, Building or Premises, or any part thereof or interest therein, and all renewals, modifications, consolidations, replacements or extensions thereof, and all indebtedness now or hereafter secured thereby and all interest thereon.

     H.   "Premises' shall mean the area within the Building identified in
Section 1 and Exhibit B. Possession of areas necessary for utilities, services, safety and operation of the Building, including the Systems and Equipment, fire stairways, perimeter walls, space between the finished ceiling of the Premises and the slab of the floor or roof of the Building thereabove, and the use thereof together with the right to install, maintain, operate, repair and replace the Systems and Equipment, including any of the same in, through, under or above the Premises in locations that will not materially interfere with Tenant's use of the Premises, are hereby excepted and reserved by Landlord, and not demised to Tenant.

     I. "Property" shall mean the real property legally described in Exhibit A of this Lease together with all landscaping, improvements and personal property located thereon and related to the Building or its operation or maintenance.

     J.   "Rent" shall have the meaning specified therefor in Section 4.

     K. "Systems and Equipment" shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply light, heat, ventilation, air conditioning and humidity, or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life/safety systems or equipment, or any elevators, escalators or other mechanical, electrical, electronic, computer or other systems or equipment for the Building, except to the extent that any of the same serves particular tenants exclusively (and "systems and equipment" without capitalization shall refer to such of the foregoing items serving particular tenants exclusively).

     L. "Tenant" shall be applicable to one or more persons or entities as the case may be, the singular shall include the plural, and if there be more than one Tenant, the obligations thereof shall be joint and several. When used in the lower case, "tenant" shall mean any other tenant, subtenant or occupant of the Building or Property.

     M. "Tenant's Share" of Expenses and Taxes pursuant to Section 4 shall be the percentage set forth in Section 1, but if the rentable area of the Premises or Building shall change, Tenant's Share shall thereupon become the rentable area of the Premises divided by the rentable area of the Building, excluding any parking facilities, subject at all times to adjustment under Section 4. Tenant acknowledges that the "rentable area of the Premises" under this Lease includes the usable area, without deduction for columns or projections, multiplied by a load or conversion factor, to reflect a share of certain areas, which may include lobbies, corridors, mechanical, utility, janitorial, boiler and service rooms and closets, restrooms, and other public, common and service areas, all as reasonably determined by Landlord. Except as provided expressly to the contrary herein, the "rentable area of the Building" shall include all rentable area of all space leased or available for lease at the Building, which Landlord may reasonably re-determine from time to time, to reflect configurations, additions or modifications to the Building.

                                SECTION 32: OFFER

     The submission and negotiation of this Lease shall not be deemed an offer to enter the same by Landlord (nor an option or reservation for the Premises), but the solicitation of such an offer by Tenant. Tenant agrees that its execution of this Lease constitutes a firm offer to enter the same which may not be withdrawn for a period of thirty (30) days after delivery to Landlord. During such period and in reliance on the foregoing, Landlord may, at Landlord's option, deposit any Security Deposit and Rent, proceed with any plans, specifications, alterations or improvements, and permit Tenant to enter the Premises, but such acts shall not be deemed an acceptance of Tenant's offer to enter this Lease, and such acceptance shall be evidenced only by Landlord signing and delivering this Lease to Tenant.

                            SECTION 33: MISCELLANEOUS

     A. CAPTIONS AND INTERPRETATION. The captions of the Sections and Paragraphs of this Lease are for convenience of reference only and shall not be considered or referred to in resolving questions of interpretation. Tenant acknowledges that it has read this Lease and that it has had the opportunity to confer with counsel in negotiating this Lease; accordingly, this Lease shall be construed neither for nor against Landlord or Tenant, but shall be given a fair and reasonable interpretation in accordance with the meaning of its terms. The neuter shall Include the masculine and feminine, and the singular shall include the plural. The term "including" shall be interpreted to mean "including, but not limited to."

     B. SURVIVAL OF PROVISIONS. All obligations (including indemnity, Rent and other payment obligations) or rights of either party arising during or attributable to the period prior to expiration or earlier termination of this Lease shall survive such expiration or earlier termination.

     C. SEVERABILITY. If any term or provision of this Lease or portion thereof shall be found invalid, void, illegal, or unenforceable generally or with respect to any particular party, by a court of competent jurisdiction, it shall not affect, impair or Invalidate any other terms or provisions or the remaining portion thereof, or its enforceability with respect to any other party.

     D. SHORT FORM LEASE. Neither this Lease nor any memorandum of lease or short form lease shall be recorded by Tenant, but Landlord or A to record a short form of this Lease, in which case Tenant shall promptly execute, acknowledge and deliver the same on a form prepared by Landlord or such Lender.

     E. LIGHT, AIR AND OTHER INTERESTS. This Lease does not grant any legal rights to "light and air" outside the Premises nor any particular view visible from the Premises, nor any easements, licenses or other interests unless expressly contained in this Lease.

     F. AUTHORITY. If Tenant is any form of corporation, partnership, limited liability company or partnership, association or other organization, Tenant and all persons signing for

Tenant below hereby represent that this Lease has been fully authorized and no further approvals are required, and Tenant is duly organized, in good standing and legally qualified to do business in the Premises (and has any required certificates, licenses, permits and other such items).

     G. PARTNERSHIP TENANT. If Tenant is a partnership, all current and new general partners shall be jointly and severally liable for all obligations of Tenant hereunder and as this Lease may hereafter be modified, whether such obligations accrue before or after admission of future partners or after any partners die or leave the partnership. Tenant shall cause each new partner to sign and deliver to Landlord written confirmation of such liability, in form and content satisfactory to Landlord, but failure to do so shall not avoid such liability.

     H. FINANCIAL STATEMENTS. Tenant shall, within ten (10) days after requested from time to time, deliver to Landlord financial statements (including balance sheets and income/expense statements) for Tenant's then most recent full and partial fiscal year preceding such request, certified by an independent certified public accountant or Tenant's chief financial officer, in form reasonably satisfactory to Landlord.

     I. SUCCESSORS AND ASSIGNS; TRANSFER OF PROPERTY AND SECURITY DEPOSIT. Each of the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties' respective heirs, executors, administrators, guardians, custodians, successors and assigns, subject to Section 14 respecting Transfers and Section 17 respecting rights of Lenders. Subject to Section 17, if Landlord shall conveyor transfer the Property or any portion thereof in which the Premises are contained to another party, such party shall thereupon be and become Landlord hereunder and shall be deemed to have fully assumed all of Landlord's obligations under this Lease accruing during such party's ownership, including the return of any Security Deposit (provided Landlord shall have turned over such Security Deposit to such party), and Landlord shall be free of all such obligations accruing from and after the date of conveyance or transfer.

     J. RENT AND TAXES. In addition to the provisions of Section 15, all Rent due Landlord herein is exclusive of any sales, business and occupational gross receipts or tax based on rents or tax upon this Lease or tax measured by the number of employees of Tenant or the area of the Premises or any similar tax or charge. If any such tax or charge be hereafter enacted, Tenant shall reimburse to Landlord the amount thereof with each monthly Base Rent payment. If it shall not be lawful for Tenant to so reimburse Landlord, the monthly Base Rent payable to Landlord under this lease shall be revised to net Landlord the same net rental after imposition of any such tax or charge upon Landlord as would have been payable to Landlord prior to the imposition of such tax or charge. Tenant shall not be liable to reimburse Landlord any federal income tax or other income tax of a general nature applicable to Landlord's income.

     K. LIMITATION OF LANDLORD'S LIABILITY. Tenant agrees to look solely to Landlord's interest in the Building for the enforcement of any judgment, award, order or other remedy under or in connection with this lease or any related agreement, instrument or document or for any other matter whatsoever relating thereto or to the Building or Premises. Under no circumstances shall any present or future, direct or indirect, principals or investors, general or limited partners, officers, directors, shareholders, trustees, beneficiaries, participants, advisors, managers, employees, agents or affiliates of Landlord, or of any of the other foregoing parties, or any of their heirs, successors or assigns have any liability for any of the foregoing matters.

     L. SIGNAGE. Landlord agrees to provide Tenant, at Landlord's sale cost, Building standard signage in a manner consistent with other tenants in the Building.

     M. CONFIDENTIALITY. Tenant shall keep the content and all copies of this Lease, related documents or amendments now or hereafter entered, and all proposals, materials, information and matters relating thereto strictly confidential, and shall not disclose, disseminate or distribute any of the same, or permit the same to occur, except to the extent reasonably required for proper business purposes by Tenant's employees, attorneys, insurers, auditors, lenders and Transferees (and Tenant shall obligate any such parties to whom disclosure is permitted to honor the confidentiality provisions hereof), and except as may be required by Law or court proceedings.

                          SECTION 34: ENTIRE AGREEMENT

     This Lease, together with the Riders, Exhibits and other documents listed in Section 1 (which collectively are hereby incorporated where referred to herein and made a part hereof as though fully set forth), contains all the terms and provisions between Landlord and Tenant relating to the matters set forth herein and no prior or contemporaneous agreement or understanding pertaining to the same shall be of any force or effect, except any such contemporaneous agreement specifically referring to and modifying this Lease, signed by both parties. Neither this lease, nor any Riders or Exhibits referred to above may be modified, except in writing signed by both parties.

     IN WITNESS WHEREOF, the parties have executed this Lease as of the date first set forth above.

                                       LANDLORD:

                                       SUN LIFE ASSURANCE COMPANY OF
                                       CANADA, a Canada corporation


/s/ John G. Mulvihill                  By: /s/ Charles S. Andes
-----------------------------------        -------------------------------------
Senior Property Investments Officer
                                       Title: Investment Officer
                                              ----------------------------------

                                       TENANT:

                                       COST-U-LESS, a Washington corporation


                                       By: /s/ J. Jeffrey Meder
                                           -------------------------------------

                                       Name Typed: J. Jeffrey Meder
                                                   -----------------------------

                                       Title: President & CEO
                                              ----------------------------------

Commonwealth of Massachusetts
County of Norfolk

On this 18th day of November, 2003 before me appeared John G. Mulvihill and Charles S. Andes, both to me known to be acting for the Sr. Investment Officer and Investment Officer respectively of the Sun Life Assurance Company of Canada, the corporation that executed the annexed instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute this instrument, and that the seal affixed is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Alena Luban
----------------------------
Notary Public
My Commission Expires: August 23, 2007

[SEAL]

On this the 17th day of November, 2003, before me a Notary Public duly authorized in and for the said County in the State aforesaid to take acknowledgments personally appeared J. Jeffrey Meder known to me to be the President of Cost-U-Less, Inc., one the corporations described in the foregoing instrument, and acknowledged that as such officer, being authorized so to do,
(s)he executed the foregoing instrument on behalf of said corporation by subscribing the name of such corporation by himself/herself as such officer and caused the corporate seal of said corporation to be affixed thereto, as his free and voluntary act, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                       /s/ Sherry Turner
                                       -----------------------------------------
                                       Notary Public

                                       Sherry Turner
                                       -----------------------------------------
                                       [Printed Name]

                                       Residing at Bellevue, WA
                                                   -----------------------------

                                       My Commission Expires: 3-9-03
                                                             -------------------

                                    EXHIBIT A

                         (LEGAL DESCRIPTION OF PROPERTY)

That portion of the northeast quarter of the southwest quarter of Section 10, Township 24 North, Range 5 East, W.M., in King County, Washington, lying southerly of the south line of the frontage road right-of-way known as S.E. 36th Street on the south side of primary State Highway No. 2 as shown on State of Washington, Department of Highways Map, SR 90, MP 7.71 to MP 11.72, Richards Road to Lake Sammamish, sheet 3 of 35, latest revision date March 31, 1977, on file at the office of the Department of Transportation, Olympia, Washington, except that portion lying westerly of the west line of an electric transmission easement, granted to Puget Sound Power & Light Company by instrument recorded under Auditor's File No. 2545297, also subject to an easement for a petroleum pipeline, as recorded under Auditor's File No. 5765336, and also subject to a perpetual slope easement, as acquired under Superior Court Cause No. 7733237.

                                    EXHIBIT B

                     (Floor Plate Showing Premises Outlined)

                                    EXHIBIT C

                      SUN LIFE ASSURANCE COMPANY OF CANADA
                              C/O UNICO PROPERTIES
                         10900 NE 4th Street, Suite 800
                           Bellevue, Washington 98004

November, 2003

Cost-U-Less, Inc.
Delphi Building
3633 - 136th Place Southeast
Bellevue, Washington  98006
            "TENANT"

REFERENCE:  Work Letter Agreement

In accordance with the provisions of Section 2 of your Lease dated
November 18, 2003 (the "Lease"), with the undersigned Landlord, the "Tenant Improvement Work" (as hereinafter defined) to the Premises shall be completed substantially in accordance with the following:

1.   GENERAL INTENT AND PROCEDURE

     1.1 It is the intent of this Work Letter Agreement that Tenant shall be permitted reasonable freedom in the interior design and layout of Tenant's Premises so long as the same is consistent with Landlord's policies, Building standards and structural requirements, all applicable Laws (as defined in the Lease) including applicable City of Bellevue building codes and other governmental rules, regulations and policies, and with sound architectural and construction practice, and provided further that no interference is caused to the operation of the Building's mechanical, heating, cooling, electrical systems or structure or other Building operations or functions, and that no increase in maintenance, insurance premiums, taxes, fees or utility charges will be incurred by Landlord as a result thereof. Capitalized terms used herein, and not otherwise defined herein, shall have the meaning defined in the Lease which definitions are incorporated herein by reference.

     1.2 All improvements and alterations (including without limitation all finishes) proposed to be made to the Premises, and all contractors and subcontractors proposed to be used with respect to such improvements or alterations, are based on the plan attached hereto and dated 8/22/03 from Burgess Weaver Design Group and the associated preliminary bid dated 9/2/03 from Millennium Building Company, also attached hereto and made part of the Lease, must be approved in advance by Landlord. All improvements and alterations so approved by Landlord are referred to as the "Tenant Improvement Work." Except as expressly provided otherwise herein (or in the Lease), all provisions of the Lease respecting alterations or improvements to the Premises shall apply to the Tenant Improvement Work and are incorporated herein by reference.

2.   COST OF TENANT IMPROVEMENT WORK

     2.1 Landlord shall provide an allowance to construct the Tenant Improvement Work in an amount not to exceed twelve and 00/100 Dollars ($12.00) per rentable square foot of Premises (which premises are 9,305 rentable square feet) ("Landlord's Tenant Improvement Allowance") PROVIDED, if Tenant does not use the entire allowance for construction of direct improvements to the Premises, Tenant may elect to use up to $3.00 per rentable foot of the balance remaining toward moving expenses PROVIDED FURTHER, in the event any portion of the Allowance is not used by Tenant for the purposes set forth herein within twelve (12) months of the Lease Commencement Date, Tenant's right to any such remaining Allowance shall be forfeited for all purposes and Landlord shall have no further obligation to provide any further Allowance amount hereunder. Any and all costs (without exception) of the Tenant Improvement Work that exceed the Landlord's Tenant Improvement Allowance shall be paid by Tenant within ten (10) days after receipt of an invoice therefor from Landlord. Costs of the Tenant Improvement Work shall include all design, administration and construction costs incurred in approving and constructing the Tenant Improvement Work including without limitation the following: the actual construction cost of the work; any and all costs of space planning and design and Landlord review and approval thereof (including any architectural and engineering fees incurred by Landlord); any and all operation, insurance premium, maintenance, tax, utility or other fees and costs arising from the work; any costs resulting from modifications required by governmental agencies to meet building or environmental codes; and any costs resulting from modifications to Building Systems and Equipment resulting from the Tenant Improvement Work. To compensate Landlord for its supervision, servicing and overhead, the cost of the Tenant Improvement Work shall also include a fee to Landlord (the "Management Fee") equal to six percent (6%) of the actual work cost (including any engineering or architectural fees and costs). The Management Fee shall be a charge against any Landlord Tenant Improvement Allowance.

2.2  In addition to the above, Landlord shall do the following:

     2.2.1 Landlord's architect, at Landlord's cost (up to $0.20/rsf), shall prepare a preliminary space plan of the Premises for Tenant which space planning work shall include one round of revisions. Any other space planning shall be at Tenant's expense and shall be paid from the Allowance. All space plans shall be subject to Landlord's approval.

3.   COMPLETION, TERM AND RENTAL COMMENCEMENT DATE

     Subject to the provisions of Section 3 of the lease, the Term and Tenant's obligation for the payment of rent under the Lease commences on the Commencement Date set forth in Section 1 of the Lease.

4.   CONSTRUCTION BY LANDLORD'S APPROVED CONTRACTOR

     4.1 Tenant agrees that, unless otherwise set forth in this Work Letter Agreement, all construction work in the Premises shall be performed by a Tenant Improvement Contractor ("TI Contractor") approved in advance by Landlord. The TI Contractor shall perform such work in a good and workmanlike manner and shall construct the improvements in the Premises substantially in accordance with the applicable code requirements and Landlord approved construction drawings or plans.

     4.2 Notwithstanding Section 4.1 above, Landlord agrees to competitively bid the approved Tenant Improvement Work with a minimum of three (3) contractors, including Millennium Building Company, Unimark, and one other to be selected by Landlord.

5.   ADMINISTRATION BY LANDLORD'S ARCHITECT

     Tenant agrees that all plans, specifications or design criteria shall be approved in advance by Landlord's designated architect. Tenant may utilize an alternative architect for Tenant's design purposes, provided that all designs and plans are reviewed and approved by Landlord's designated architect, and Tenant provides Landlord's architect with all drawings and specifications in a format designated by Landlord's architect.

6.   TENANT COORDINATOR

     Landlord has designated a "Project Manager" who shall be responsible for the implementation of all Tenant Improvement Work to be performed by Landlord in the Premises. With regard to all matters involving such Tenant Improvement Work, Tenant shall communicate with the Project Manager rather than with the TI Contractor or any subcontractor. Landlord shall not be responsible for any statement, representation or agreement made between Tenant and the TI Contractor or any subcontractor. It is hereby expressly acknowledged by Tenant that such TI Contractor is not Landlord's agent and has no authority whatsoever to enter into agreements on Landlord's behalf or otherwise bind Landlord. The Project Manager will furnish Tenant with notices of substantial completion, cost estimates for Tenant Improvement Work, Landlord's approvals or disapprovals of all plans and drawings and changes thereto.

7.   NOTICES; DEFAULT

     7.1 Any notice, statement, advice, approval, consent or other communication required or permitted to be given by either party to the other pursuant to this Work Letter Agreement shall be given in the manner set forth in Sections 1 and 24 of the lease. A default by Tenant of any obligation hereunder shall constitute a default by Tenant under the lease, and upon default of Tenant in payment of any sum to be paid by Tenant pursuant to this Work letter Agreement, Landlord shall (in addition to all other remedies) have all the rights as in the case of default by Tenant in payment of Rent under the lease.

     The foregoing Work Letter Agreement correctly sets forth our understanding as of the date first hereinabove set forth.

SUN LIFE ASSURANCE COMPANY OF                    COST-U-LESS, INC.,
CANADA, a Canada corporation                     a Washington corporation

By: /s/ John G. Mulvihill                        By: /s/ J. Jeffrey Meder
    ------------------------------------             ---------------------------

Its: Senior Property Investments Officer         Its: President & CEO
     -----------------------------------              --------------------------
             "LANDLORD"                                    "TENANT"

/s/ Charles S. Andes
----------------------------------------
Investment Officer

                                    RIDER ONE

                                      RULES

     (1) ACCESS TO PROPERTY. On Saturdays, Sundays and Holidays, and on other days between the hours of 6:00 P.M. and 7:00 A.M. the following day, or such other hours as Landlord shall determine from time to time, access to and within the Property and/or to the passageways, lobbies, entrances, exits, loading areas, corridors, elevators or stairways and other areas in the Property may be restricted and access gained by use of a key to the outside doors of the Property, or pursuant to such security procedures Landlord may from time to time impose. Landlord shall in all cases retain the right to control and prevent access to such areas by Persons engaged in activities which are illegal or violate these Rules, or whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Property and 115 tenants (and Landlord shall have no liability in damages for such actions taken in good faith). No Tenant and no employee or invitee of Tenant shall enter areas reserved for the exclusive use of Landlord, its employees or invitees or other Persons. Tenant shall keep doors to corridors and lobbies closed except when persons are entering or leaving.

     (2) SIGNS. Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Property, or on any part of the inside of the Premises which can be seen from the outside of the Premises without the prior consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material, and with professional designers, fabricators and installers as may be first approved or designated by Landlord in writing. Landlord shall prescribe the suite number and identification sign for the Premises (which shall be prepared and installed by Landlord at Tenant's expense). Landlord reserves the right to remove at Tenant's expense all matter not so installed or approved without notice to Tenant.

     (3) WINDOW AND DOOR TREATMENTS. Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window which may be unsightly from outside the Premises, and Tenant shall not place or permit to be placed any Section of any kind on any window ledge or on the exterior walls. Blinds, shades, awnings or other forms of inside or outside window ventilators or similar devices, shall not be placed in or about the outside windows or doors in the Premises except to the extent, if any, that the design, character, shape, color, material and make thereof is first approved or designated by the Landlord. Tenant shall not install or remove any solar tint film from the windows.

     (4) LIGHTING AND GENERAL APPEARANCE OF PREMISES. Landlord reserves the right to designate and/or approve in writing all internal lighting that may be visible from the public, common or exterior areas. The design, arrangement, style, color, character, quality and general appearance of the portion of the Premises visible from public, common and exterior areas, and contents of such portion of the Premises, including furniture, fixtures, signs, art work, wall coverings, carpet and decorations, and all changes, additions and replacements thereto shall at all times have a neat, professional, attractive, first class office appearance.

     (5) PROPERTY TRADENAME, LIKENESS, TRADEMARKS. Tenant shall not in any manner use the name of the Property for any purpose, or use any tradenames or trademarks used by

Landlord, any other tenant, or its affiliates, or any picture or likeness of the Property for any purpose other than that of the business address of Tenant, in any letterheads, envelopes, circulars, notices, advertisements, containers, wrapping or other material.

     (6) DELIVERIES AND REMOVALS. Furniture, freight and other large or heavy Sections, and all other deliveries may be brought Into the Property only at times and in the manner designated by Landlord, and always at the Tenant's sole responsibility and risk. Landlord may inspect items brought into the Property or Premises with respect to weight or dangerous nature or compliance with this Lease or Laws. Landlord may (but shall have no obligation to) require that all furniture, equipment, cartons and other Sections removed from the Premises or the Property be listed and a removal permit therefor first be obtained from Landlord. Tenant shall not take or permit to be taken in or out of other entrances or elevators of the Property, any item normally taken, or which Landlord otherwise reasonably requires to be taken, in or out through service doors or on freight elevators. Landlord may impose reasonable charges and requirements for the use of freight elevators and loading areas, and reserves the right to alter schedules without notice. Any hand-carts used at the Property shall have rubber wheels and sideguards, and no other material handling equipment may be brought upon the Property without Landlord's prior written approval.

     (7) OUTSIDE VENDORS. Tenant shall not obtain for use upon the Premises ice, drinking water, vending machine, towel, janitor and other services, except from Persons designated or approved by Landlord. Any Person engaged by Tenant to provide any other services shall be subject to scheduling and direction by the manager or security personnel of the Property. Vendors must use freight elevators and service entrances.

     (8) OVERLOADING FLOORS; VAULTS. Tenant shall not overload any floor or part thereof in the Premises, or Property, including any public corridors or elevators therein bringing in or removing any large or heavy Sections, and Landlord may prohibit, or direct and control the location and size of, safes and all other heavy Sections and require at Tenant's expense supplementary supports of such material and dimensions as Landlord may deem necessary to properly distribute the weight.

     (9) LOCKS AND KEYS. Tenant shall use such standard key system designated by Landlord on all keyed doors to and within the Premises, excluding any permitted vaults or safes (but Landlord's designation shall not be deemed a representation of adequacy to prevent unlawful entry or criminal acts, and Tenant shall maintain such additional Insurance as Tenant deems advisable for such events). Tenant shall not attach or permit to be attached additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord. If more than two keys for one lock are desired, Landlord will provide them upon payment of Landlord's charges. In the event of loss of any keys furnished by Landlord, Tenant shall pay Landlord's reasonable charges therefor. The term "key" shall include mechanical, electronic or other keys, cards and passes. Landlord shall not be liable for the consequences of admitting by pass key or refusing to admit to the Premises the Tenant, Tenant's agent or employees or other persons claiming the right of admittance.

     (10) UTILITY CLOSETS AND CONNECTIONS. Landlord reserves the right to control access to and use of, and monitor and supervise any work in or affecting, the "wire" or telephone, electrical, plumbing or other utility closets, the Systems and Equipment, and any changes, connections, new installations, and wiring work relating thereto (or Landlord may engage or designate an independent contractor to provide such services). Tenant shall obtain Landlord's prior written consent for any such access, use and work in each instance, and shall comply with such requirements as Landlord may impose, and the other provisions of the Lease respecting electric installations and connections, telephone Lines and connections, and alterations generally. Tenant shall have no right to use any broom closets, storage closets, janitorial closets, or other such closets, rooms and areas whatsoever. Tenant shall not install in or for the Premises any equipment which requires more electric current than Landlord is required to provide under this Lease, without Landlord's prior written approval, and Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in and for the Premises, taking into account the capacity of electric wiring in the Property and the Premises and the needs of tenants of the Property, and shall not in any event connect a greater load than such safe capacity.

     (11) PLUMBING EQUIPMENT. The toilet rooms, urinals, wash bowls, drains, sewers and other plumbing fixtures, equipment and lines shall not be misused or used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.

     (12) TRASH. All garbage, refuse, trash and other waste shall be kept in the kind of container, placed in the areas, and prepared for collection in the manner and at the times and places specified by Landlord, subject to Lease provisions respecting Hazardous Materials. Landlord reserves the right to require that Tenant participate in any recycling program designated by Landlord.

     (13) ALCOHOL, DRUGS, FOOD AND SMOKING. Landlord reserves the right to exclude or expel from the Property any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules. Tenant shall not at any time manufacture or sell any spirituous, fermented, intoxicating or alcoholic liquors on the Premises, nor permit the same to occur. Tenant shall not at any time cook, sell, purchase or give away, food in any form by or to any of Tenant's agents or employees or any other parties on the Premises, nor permit any of the same to occur (other than in microwave ovens and coffee makers properly maintained in good and safe working order and repair in lunch rooms or kitchens for employees as may be permitted or installed by Landlord, which does not violate any Laws or bother or annoy any other tenant). Tenant and its employees shall not smoke tobacco on any part of the Property (including exterior areas) except those areas, if any, that are designated or approved as smoking areas by Landlord.

     (14) USE OF COMMON AREAS; NO SOLICITING. Tenant shall not use the common areas, including areas adjacent to the Premises, for any purpose other than ingress and egress, and any such use thereof shall be subject to the other provisions of this Lease, including these Rules. Without limiting the generality of the foregoing, Tenant shall not allow anything to remain in any passageway, sidewalk, court, corridor, stairway, entrance, exit, elevator, parking or shipping area, or other area outside the Premises. Tenant shall not use the common areas to canvass, solicit business or information from, or distribute any Section or material to, other tenants or Invitees of the Property. Tenant shall not make any room-to-room canvass to solicit business or information or to distribute any Section or material to or from other tenants of the Property and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premise unless ordinarily embraced within the Tenant's use of the Premises expressly permitted in the Lease.

     (15) ENERGY AND UTILITY CONSERVATION. Tenant shall not waste electricity, water, heat or air conditioning or other utilities or services, and agrees to cooperate fully with Landlord to assure the most effective and energy efficient operation of the Property and shall not allow the adjustment (except by Landlord's authorized Property personnel) of any controls. Tenant shall not obstruct, alter or impair the efficient operation of the Systems and Equipment, and shall not place any Item so as to interfere with airflow. Tenant shall keep corridor doors closed and shall not open any windows, except that if the air circulation shall not be in operation, windows which are openable may be opened with Landlord's consent, if reasonably requested by Landlord (and as a condition to claiming any deficiency in the air conditioning or ventilation services provided by Landlord), Tenant shall close any blinds or drapes in the Premises to prevent or minimize direct sunlight.

     (16) UNATTENDED PREMISES. Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Premises and shut off all lights and water faucets in the Premises (except heat to the extent necessary to prevent the freezing or bursting of pipes).

     (17) GOING-OUT-OF-BUSINESS SALES AND AUCTIONS. Tenant shall not use, or permit any other party to use, the Premises for any distress, fire, bankruptcy, close-out, "lost our lease" or going-out-of-business sale or auction. Tenant shall not display any signs advertising the foregoing anywhere in or about the Premises. This prohibition shall also apply to Tenant's creditors.

     (18) LABOR HARMONY. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment, or labor and employment practices that, in Landlord's good faith judgment, may cause strikes, picketing or boycotts or disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Property.

     (19) PROHIBITED ACTIVITIES. Tenant shall not: (i) use strobe or flashing lights in or on the Premises, (ii) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air conditioning equipment in or about the Premises, (iii) use the Premises for housing, lodging or sleeping purposes or for the washing of clothes, (iv) place any radio or television antennae other than inside of the Premises, (v) operate or permit to be operated any musical or sound producing instrument or device which may be heard outside the Premises, (vi) use any source of power other than electricity,
(vii) operate any electrical or other device from which may emanate electrical, electromagnetic, energy, microwave, radiation or other waves or fields which may interfere with or impair radio, television, microwave, or other broadcasting or reception from or in the Property or elsewhere, or impair or interfere with computers, faxes or telecommunication lines or equipment at the Property or elsewhere, or create a health hazard, (viii) bring or permit any bicycle or other vehicle, or dog (except in the company of a blind person or except where specifically permitted) or other animal or bird in the Premises or Building, (ix) make or permit objectionable noise, vibration or odor to emanate from the Premises, (x) do anything in or about the Premises or Property that is illegal, immoral, obscene, pornographic, or anything that may in Landlord's good faith opinion create or maintain a nuisance, cause physical damage to the Premises or Property, interfere with the normal operation of the Systems and Equipment, impair the appearance, character or reputation of the Premises or Property, create waste to the Premises or Property, cause demonstrations, protests, loitering, bomb threats or other events that may require evacuation of the Building, (xi) advertise or engage in any activities which violate any code of ethics or licensing requirements of any professional or business organization, (xii) throw or permit to be thrown or dropped any item from any window or other opening in the Property, (xiii) use the Premises for any purpose, or permit upon the Premises or Property anything, that may be dangerous to persons or property (including firearms or other weapons (whether or not licensed or used by security guards) or any explosive or combustible Sections or materials), (xiv) place vending or game machines in the Premises, except vending machines for employees which shall be at Tenant's sole cost and expense and only upon prior notice to and consent of Landlord, (xv) adversely affect the indoor air quality of the Premises or Property, (xvi) use the Premises for cooking or food preparation other than preparation of coffee, tea and similar beverages, or customary microwave use, for Tenant and its employees, or (xvii) do or permit anything to be done upon the Premises or Property in any way tending to disturb, bother, annoy or interfere with Landlord or any other tenant at the Property or the tenants of neighboring property, or otherwise disrupt orderly and quiet use and occupancy of the Property.

     (20) TRANSPORTATION MANAGEMENT. Tenant shall comply with all present or future programs intended to manage parking, transportation or traffic in and around the Property, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

     (21) PARKING. Subject to any contrary provisions of this Lease, if the Property now or hereafter contains, or Landlord has obtained the right to use for the Property, a parking garage, structure, facility or area, the following Rules shall apply therein:

          (i) Parking shall be available in areas designated by Landlord from time to time, and for such daily or monthly charges as Landlord may establish from time to time. Parking for Tenant and its employees and visitors shall be on a "first come, first served," unassigned basis, in common with Landlord and other tenants at the Property, and their employees and visitors, and other Persons to whom Landlord shall grant the right or who shall otherwise have the right to use the same. However, in no event shall Tenant and Tenant's employees and visitors use more spaces than the number derived by applying Tenant's Pro Rata Share (as defined in the Lease) to the total number of unassigned spaces in the area or areas designated by Landlord from time to time to serve the Premises. In addition, Landlord reserves the right to: (x) adopt additional requirements or procedures pertaining to parking, including systems with charges favoring carpooling, and validation systems, (y) assign specific spaces, and reserve spaces for small and other size cars, disabled persons, and other tenants, customers of tenants or other parties, and (z) restrict or prohibit full size vans and other large vehicles.

          (ii) Monthly fees shall be paid in advance prior to the first of each month. Failure to do so will automatically cancel parking privileges, and incur a charge at the posted daily parking rate. No deductions from the monthly rate will be made for days on which the Garage is not used by Tenant or its designees. In case of any violation of these rules, Landlord may also refuse to permit the violator to park, and may remove the vehicle owned or driven by the violator from the Property without liability whatsoever, at such violator's risk and expense. Landlord reserves the right to close all or a portion of the parking areas or facilities in order to make repairs or perform maintenance services, or to alter, modify, restripe or renovate the same, or if required by casualty, strike, condemnation, act of God, Law or governmental requirement or guideline, termination or modification of any lease or other agreement by which Landlord obtained parking rights, or any other reason beyond Landlord's reasonable control. In the event access is denied for any reason, any monthly parking charges shall be abated to the extent access is denied, as Tenant's sole recourse.

          (iii) Hours shall be reasonably established by Landlord or its parking operator from time to time; cars must be parked entirely within the stall lines, and only small or other qualifying cars may be parked in areas reserved for such cars; all directional signs, arrows and speed limits must be observed; spaces reserved for disabled persons must be used only by vehicles properly designated; washing, waxing, cleaning or servicing of any vehicle is prohibited; every parker is required to park and lock his own car, except to the extent that Landlord adopts a valet parking system; parking is prohibited in areas: (a) not striped or designated for parking, (b) aisles, (c) where "no parking" signs are posted, (d) on ramps, and (e) loading areas and other specially designated areas. Delivery trucks and vehicles shall use only those areas designated therefor.

          (iv) Parking stickers, key cards or any other devices or forms of identification or entry shall remain the property of Landlord. Such devices must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void, loss or theft of parking identification, key cards or other such devices must be reported to Landlord or any garage manager immediately. Any parking devices reported lost or stolen which are found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution, lost or stolen devices found by Tenant or its employees must be reported to Landlord or the office of the garage immediately.

     (21) RESPONSIBILITY FOR COMPLIANCE. Tenant shall be responsible for ensuring compliance with these Rules, as they may be amended, by Tenant's employees and as applicable, by Tenant's agents, invitees, contractors, subcontractors, and suppliers. Tenant shall cooperate with any reasonable program or requests by Landlord to monitor and enforce the Rules, including providing vehicle numbers and taking appropriate action against such of the foregoing parties who violate these provisions.

                                     RIDER 2

                          DELPHI BUILDING OFFICE LEASE

                            TENANT: COST-U-LESS, INC.

                                 OPTION ADDENDUM

This Option Addendum ("Addendum") is made of even date with, and as a part of, that certain Delphi Building Office Lease Agreement dated November 18, 2003, between SUN LIFE ASSURANCE COMPANY OF CANADA, a Canada corporation ("Landlord"), and Cost-U-Less, Inc., a Washington corporation, ("Tenant").

     1. OPTION TO EXTEND TERM. Tenant shall have the right to extend the Term of the Lease for two (2) consecutive five (5) year periods (the "Extension Periods") on the same terms and conditions of the Lease except (a) monthly Base Rent shall be equal to the Market Rate as determined pursuant to Section 2 of this Addendum, and (b) the "base year" date for taxes Tenant's share of Taxes and Tenant's Share of Expenses set forth in Section 1 of the Lease shall be adjusted to the calendar year immediately preceding the year the Extension Periods are to commence; provided, however, that such option to extend may not be exercised at any time that an event of default under the Lease is in effect. In order to properly exercise this option to extend, Tenant shall deliver to Landlord an irrevocable written notice of Tenant's exercise of its option to extend hereunder not less than one hundred eighty (180) days prior to the expiration of the initial Term or the Extension Period then in effect.

     2. MARKET RENT DETERMINATION. The term "Market Rent" shall mean the greater of (a) monthly Base Rent during the final twelve (12) months of the then expiring Lease Term, or (b) rent obtained for comparable space in comparable buildings in the I-90 Corridor Market ("Corridor") as of the date such determination is made, and comparable space shall mean similar sized space located upon floors approximately the same height from the ground level as the Premises, with similar Tenant improvements installed and with suitable adjustments for (i) length of lease terms. (ii) credit quality of tenants, and
(iii) other relevant factors affecting comparability of various rental rates. For purposes of determining Market Rent, the total rentable square footage of the Premises shall be used. Landlord and Tenant shall use their best efforts to negotiate Market Rent within thirty (30) days after exercise by Tenant of its option to extend. If Landlord and Tenant cannot agree on the Market Rent, the parties shall submit the determination of Market Rent to be resolved by arbitration ("Arbitration"), in accordance with the following procedure. Landlord and Tenant shall mutually agree to appoint one (1) arbitrator, who shall be appointed within sixty (60) days after exercise by Tenant of its option to extend. Following such agreement, either Landlord or Tenant shall have the right to petition for the appointment of the arbitrator by the Presiding Judge of the Superior Court of King County. Any arbitrator so appointed shall be either a licensed real estate broker, or "MAI" appraiser, with at least ten (10) current years' working experience in office leasing in the Corridor. Within thirty (30) days after the appointment of the arbitrator, Tenant and Landlord shall each submit to the arbitrator (and one another) their written opinion regarding Market Rent, as defined above, which opinion may include such supporting written data or documentation each party deems appropriate. In the event a party fails to submit its written opinion to the arbitrator (and other party) within said thirty (30) day period, such party shall have waived its right to submit an opinion and the arbitrator shall select the single submitted opinion as its determination of Market Rent. Within ten (10) days after the arbitrator's timely receipt of the last such opinion, the arbitrator shall decide which of the two opinions most accurately reflects Market Rent. There shall be no hearing or other oral presentation to the arbitrator. Such selected opinion shall be the Market Rent for purposes of this Section 2 and the selection by the arbitrator shall be final and binding upon the parties. The arbitrator must select one of the two alternative opinions and may not select any other alternatives. The cost of the arbitrator shall be split equally between Landlord and Tenant. If for any reason the determination of Market Rent has not been completed prior to the commencement of the applicable Extension Period, Tenant shall pay as monthly Base Rent the Landlord's opinion of Market Rent, and if such Market Rent is thereafter fixed or readjusted in a different amount by the arbitrator or agreement of the parties as provided above, such new Market Rent shall take effect retroactively back to the commencement of the applicable Extension Period, and Tenant and Landlord as the case may be, shall immediately pay to the other that sum which is accrued and underpaid or overpaid as a result of such retroactive application.

     All of the provisions set forth in this Addendum are intended to and shall become a part of the Lease. All capitalized Terms not otherwise defined herein shall have the meaning set forth in the Lease.

     EXECUTED as of the date first above written.

                                       LANDLORD:

                                       SUN LIFE ASSURANCE COMPANY OF
                                       CANADA, a Canada corporation

/s/ John G. Mulvihill                  By: /s/ Charles S. Andes
-----------------------------------        -------------------------------------
Senior Property Investments Officer
                                       Its: Investment Officer
                                            ------------------------------------

                                       TENANT:

                                       COST-U-LESS, a Washington corporation

                                       By: /s/ J. Jeffrey Meder
                                           -------------------------------------
                                       Its: President & CEO
                                           -------------------------------------

                                     RIDER 3

                        LANDLORD'S DISCLAIMER AND CONSENT

                          Dated: _____________________

     To induce Wells Fargo Business Credit, Inc., a Minnesota corporation (the "Lender"), to extend credit to or for the benefit of Cost-U-Less, Inc., a Washington corporation (the "Borrower"), secured by the Borrower's property including accounts, chattel paper, commercial tort claims, documents, equipment, farm products, general intangibles, instruments, inventory, collectively, "Collateral"), and for other good and valuable consideration, BDC Preston Properties One Limited Partnership, a Washington limited partnership (the "Landlord"), hereby certifies and agrees for the benefit of the Lender, its participants, successors and assigns, as follows:

     1. PREMISES; LEASE. The Landlord owns certain premises located in King County, Washington, described in Exhibit A attached hereto (the "Premises") and has leased the Premises to the Borrower pursuant to a lease (the "Lease"), a true, correct and complete copy of which is attached hereto as Exhibit B. The Lease is in full force and effect and the Borrower is not in default of any provision of the Lease. The Landlord acknowledges agrees that the Borrower is the Tenant as defined in the Lease.

     2. DISCLAIMER. The Landlord does not own, and hereby releases and disclaims, any interest, including any statutory or common law lien, in any Collateral. Notwithstanding the preceding sentence, the Landlord does not hereby disclaim any interest in fixtures and tenant improvements which are necessary for the operation of the Premises as opposed to the operation of the Borrower's business.

     3. LENDER NOT LIABLE FOR BORROWER'S OBLIGATIONS. The Landlord acknowledges that except as set forth in Paragraph 6 hereof, the Lender shall have no duty, obligation or liability whatsoever for rent or otherwise with respect to the possession, occupancy or use of the Premises.

     4. LENDER'S RIGHT TO OCCUPY PREMISES. The Landlord consents to any right of possession of the Premises that the Borrower may now or hereafter grant to the Lender. In addition, notwithstanding any cancellation or termination of the Lease, action to evict the Borrower, or repossession of the Premises, the Landlord grants the Lender the right to possess, occupy and use the Premises for purposes of holding, processing, manufacturing, selling, using, storing, liquidating, realizing upon or otherwise disposing of the Collateral, and for related and incidental purposes, for up to 105 days from the date of notice given to the Lender pursuant to Paragraph 7(b) or (c) hereof.

     5. RIGHT TO CANCEL LEASE. Subject to Paragraph 7 hereof, the Landlord reserves in all respects the right to cancel or terminate the Lease, for nonpayment of rent or otherwise, whether or not the Lender is in possession of the Premises.

     6. LENDER'S OBLIGATIONS. If the Lender takes possession of or occupies the Premises at any time, the Lender shall pay the Landlord Rent for the period during which the Lender has possession of or occupies the Premises. In no event, however, shall the Lender be obligated to pay Rent for any period to the extent the Borrower has paid Rent for such period. For the purposes of this Paragraph 6, "Rent" means the amount of all monetary obligations of the Borrower to the Landlord under the Lease, prorated for the period the Lender occupies the Premises. The Lender shall repair any damage to the Premises that occurs during its occupancy or possession of the Premises and shall indemnify and hold the Landlord harmless from any claims, loss or damage, including reasonable attorneys' fees, resulting from such possession or occupancy.

     7. NOTICE TO LENDER. The Landlord agrees to give the Lender notice (a) of any breach of the Lease by the Borrower, at the same time as the Landlord shall give notice of such breach to the Borrower; (b) of any legal action which the Landlord may commence to evict the Borrower from the Premises or to terminate or limit the Borrower's right to use, possess or lease the Premises, promptly upon the commencement of any such action; and (c) of any cancellation or termination of the Lease, at least 15 days before such cancellation, stating the grounds for cancellation or termination; and (d) of any change in the ownership of the Premises and the name and address of each new owner of the Premises, at least 15 days before any such change in ownership. All notices to the Lender shall be deemed given when received by the Lender at:

          Wells Fargo Business Credit, Inc.
          MAC P6101-144
          1300 SW Fifth Avenue
          Portland, Oregon  97201
          Attention:  Robb Jacobs

     8. MISCELLANEOUS. This Disclaimer and Consent shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Washington. This Disclaimer and Consent may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. No failure on the part of the Lender to exercise, and no delay in exercising any right, power or remedy hereunder shall operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy. This Disclaimer and Consent expresses completely, exclusively and finally all the agreements, conditions and covenants of the parties and does not need evidence (written or oral) of prior, contemporaneous or subsequent statements or representations (express or implied) to reflect the intentions of the parties. This Disclaimer and Consent may not be supplemented or modified except in writing. This Disclaimer and Consent inures to the benefit of the Lender and binds the Landlord, and their respective successors and assigns. The Landlord will notify any successor or assign of the terms of this Disclaimer and Consent. This Disclaimer and Consent does not imply a commitment to lend and shall be binding as long as any credit facility remains outstanding, or any obligations of the Borrower to the Lender remain outstanding or are subject to being set aside, recovered, rescinded or required to be returned for any reason. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS DISCLAIMER AND CONSENT.

"Landlord"

By

By: /s/ John G. Mulvihill
    --------------------------------------

Name: John G. Mulvihill
      ------------------------------------

Title: Senior Property Investments Officer
       -----------------------------------

This instrument was drafted by:

Linda M.  Zimmermann, Esq.
Dorsey & Whitney LLP
Wells Fargo Plaza, Suite 900
170 South Main Street
Salt Lake City, Utah  84101

Commonwealth of Massachusetts
County of Norfolk

On this 18th day of November, 2003 before me appeared John G. Mulvihill and Charles S. Andes, both to me known to be acting for the Sr. Investment Officer and Investment Officer respectively of the Sun Life Assurance Company of Canada, the corporation that executed the annexed instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute this instrument, and that the seal affixed is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Alena Luban
---------------------------------------
Notary Public

My Commission Expires: August 23, 2007

[SEAL]

                                    EXHIBIT A
                                       TO
                        LANDLORD'S DISCLAIMER AND CONSENT

     The Premises described in the referenced document are located in King County, Washington and are described as follows:

REAL PROPERTY

                                TABLE OF CONTENTS

                                                                  Page
                                                                  ----
SECTION 1:  BASIC PROVISIONS                                        1

SECTION 2:  PREMISES AND PREPARATION OF PREMISES                    3

SECTION 3:  TERM AND COMMENCE                                       4

SECTION 4:  BASE RENT AND ADDITIONAL RENT                           5

SECTION 5:  QUIET ENJOYMENT                                         8

SECTION 6:  UTILITIES AND SERVICES                                  8

SECTION 7:  DEPOSITS                                               11

SECTION 8:  USE, COMPLIANCE WITH LAWS AND RULES                    11

SECTION 9:  MAINTENANCE AND REPAIRS                                12

SECTION 10:  ALTERATIONS AND LIENS                                 12

SECTION 11:  INSURANCE AND WAIVER OF SUBROGATION                   13

SECTION 12:  CASUALTY DAMAGE                                       15

SECTION 13:  CONDEMNATION                                          15

SECTION 14:  ASSIGNMENT AND SUBLETTING                             16

SECTION 15:  PERSONAL PROPERTY, RENT AND OTHER TAXES               17

SECTION 16:  LANDLORD'S REMEDIES                                   18

SECTION 17:  SUBORDINATION, ATTORNMENT AND LENDER PROTECTION       20

SECTION 18:  ESTOPPEL CERTIFICATES                                 21

SECTION 19:  RIGHTS RESERVED BY LANDLORD                           21

SECTION 20:  LANDLORD'S RIGHT TO CURE                              23

SECTION 21:  RELEASE AND INDEMNITY                                 23

SECTION 22:  RETURN OF POSSESSION                                  25

SECTION 23:  HOLDING OVER                                          26

SECTION 24:  NOTICES                                               26

                                TABLE OF CONTENTS
                                   (Continued)

                                                                  Page
                                                                  ----
SECTION 25:  REAL ESTATE BROKERS                                   26

SECTION 26:  NO WAIVER                                             27

SECTION 27:  SAFETY AND SECURITY DEVICES, SERVICES AND PROGRAMS    27

SECTION 28:  TELECOMMUNICATION LINES                               28

SECTION 29:  SUBSTANCES; DISRUPTIVE ACTIVITIES                     28

SECTION 30:  DISABILITIES ACTS                                     30

SECTION 31:  DEFINITIONS                                           30

SECTION 32:  OFFER                                                 32

SECTION 33:  MISCELLANEOUS                                         32

SECTION 34:  ENTIRE AGREEMENT                                      34

                                       ii